Exhibit C







                    MISSISSIPPI BUSINESS FINANCE CORPORATION

                                       to

                                  HANCOCK BANK

                                   as Trustee





                                 TRUST INDENTURE







                          Dated as of September 1, 2002







                                   Relating to

                                   $13,000,000
                    Mississippi Business Finance Corporation
             Solid Waste Disposal Facilities Revenue Refunding Bonds
                                   Series 2002
                          (Gulf Power Company Project)

                                TABLE OF CONTENTS




ARTICLE I:  DEFINITIONS AND RULES OF CONSTRUCTION....................3
         Section 1.01      Definitions...............................3
         Section 1.02      Rules of Construction.....................8


ARTICLE II:  THE BONDS...............................................9
         Section 2.01      Issuance of Bonds; Form;
                           Dating....................................9
         Section 2.02      Interest on the Bonds.....................9
         Section 2.03      Changes to and from Auction
                           Mode Rate Determination
                           Method...................................18
         Section 2.04      Execution and Authentication.............20
         Section 2.05      Bond Register............................20
         Section 2.06      Registration and Exchange of
                           Bonds; Persons Treated as
                           Owners...................................20
         Section 2.07      Mutilated, Lost, Stolen,
                           Destroyed or Undelivered
                           Bonds....................................21
         Section 2.08      Cancellation of Bonds....................21
         Section 2.09      Temporary Bonds..........................22


ARTICLE III:  REDEMPTION, PURCHASES IN LIEU OF
         REDEMPTION AND REMARKETING.................................22
         Section 3.01      Notices to Trustee.......................22
         Section 3.02      Redemption Dates.........................22
         Section 3.03      Selection of Bonds to Be
                           Redeemed.................................22
         Section 3.04      Redemption Notices.......................22
         Section 3.05      Payment of Bonds Called for
                           Redemption...............................24
         Section 3.06      Bonds Redeemed in Part...................24
         Section 3.07      Mandatory Tender.........................24
         Section 3.08      Disposition of Purchased
                           Bonds....................................26


ARTICLE IV:  APPLICATION OF PROCEEDS AND PAYMENT OF
         BONDS......................................................28
         Section 4.01      Application of Proceeds..................28
         Section 4.02      Payment of Bonds.........................28
         Section 4.03      Investments of Moneys....................28
         Section 4.04      Creation of Bond Fund....................29
         Section 4.05      Payments into the Bond Fund..............29
         Section 4.06      Use of Moneys in the Bond
                           Fund.....................................30
         Section 4.07      Custody of the Bond Fund.................30
         Section 4.08      Non-presentment of Bonds.................30
         Section 4.09      Moneys to Be Held in Trust...............30
         Section 4.10      Repayment to the Company
                           from the Bond Fund.......................31
         Section 4.11      Moneys Held in Trust;
                           Unclaimed Funds..........................31
         Section 4.12      Rebate Fund..............................31


ARTICLE V:  BOOK-ENTRY SYSTEM.......................................31
         Section 5.01      Book-Entry System........................31


ARTICLE VI:  COVENANTS..............................................33
         Section 6.01      Payment of Bonds.........................33
         Section 6.02      Performance of Covenants;
                           Issuer...................................33
         Section 6.03      Recording and Filing;
                           Further Assurances.......................34
         Section 6.04      Tax Covenants............................34
         Section 6.05      Rights Under Agreement...................35
         Section 6.06      Designation of Additional
                           Paying Agents............................35
         Section 6.07      Existence of Issuer......................35


ARTICLE VII:  DISCHARGE OF INDENTURE................................35
         Section 7.01      Bonds Deemed Paid; Discharge
                           of Indenture.............................35
         Section 7.02      Application of Trust Money...............37
         Section 7.03      Repayment to Company.....................37


ARTICLE VIII:  DEFAULTS AND REMEDIES................................37
         Section 8.01      Events of Default........................37
         Section 8.02      Acceleration.............................37
         Section 8.03      Other Remedies...........................38
         Section 8.04      Legal Proceeding by Trustee..............38
         Section 8.05      Appointment of Receivers.................39
         Section 8.06      Waiver of Past Defaults..................39
         Section 8.07      Control by Majority......................39
         Section 8.08      Limitation on Suits......................39
         Section 8.09      Rights of Holders to Receive
                           Payment..................................40
         Section 8.10      Collection Suit by Trustee...............40
         Section 8.11      Trustee May File Proofs of
                           Claim....................................40
         Section 8.12      Priorities...............................40
         Section 8.13      Undertaking for Costs....................41


ARTICLE IX:  TRUSTEE AND REMARKETING AGENT..........................41
         Section 9.01      Acceptance of the Trusts.................41
         Section 9.02      Fees, Charges and Expenses
                           of Trustee...............................43
         Section 9.03      Notice to Bondholders if an
                           Event of Default Occurs..................44
         Section 9.04      Intervention by Trustee..................44
         Section 9.05      Successor Trustee........................44
         Section 9.06      Resignation by Trustee...................44
         Section 9.07      Removal of Trustee.......................44
         Section 9.08      Appointment of Successor
                           Trustee..................................44
         Section 9.09      Concerning Any Successor
                           Trustee..................................45
         Section 9.10      Successor Trustee as Bond
                           Registrar, Custodian of the
                           Bond Fund and Paying Agent...............45
         Section 9.11      Trustee and Issuer Required
                           to Accept Directions and
                           Actions of Company.......................45
         Section 9.12      No Transfer of Note Held by
                           the Trustee; Exception...................46
         Section 9.13      Filing of Certain
                           Continuation Statements..................46
         Section 9.14      Duties of Remarketing Agent..............46
         Section 9.15      Eligibility of Remarketing
                           Agent....................................46
         Section 9.16      Replacement of Remarketing
                           Agent....................................47
         Section 9.17      Compensation of Remarketing
                           Agent....................................47
         Section 9.18      Successor Remarketing Agent..............47
         Section 9.19      Inapplicability of
                           Remarketing Agent........................47


ARTICLE X:  AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE..............47
         Section 10.01     Without Consent of
                           Bondholders..............................47
         Section 10.02     With Consent of Bondholders..............48
         Section 10.03     Effect of Consents.......................49
         Section 10.04     Notation on or Exchange of
                           Bonds....................................49
         Section 10.05     Signing by Trustee of
                           Amendments and Supplements...............49
         Section 10.06     Company Consent Required.................49
         Section 10.07     Notice to Bondholders....................49


ARTICLE XI:  AMENDMENTS OF AND SUPPLEMENTS TO THE
         AGREEMENT..................................................50
         Section 11.01     Without Consent of
                           Bondholders..............................50
         Section 11.02     With Consent of Bondholders..............50
         Section 11.03     Consents by Trustee to
                           Amendments or Supplements................50


ARTICLE XII  SPECIAL INSURANCE PROVISIONS...........................50
         Section 12.01     Supplemental Indentures and
                           Amendments to Agreement or
                           Notes....................................50
         Section 12.02     Events of Default and
                           Remedies.................................51
         Section 12.03     Policy Payment Procedures................51
         Section 12.04.    Application of Term
                           "Outstanding"............................52
         Section 12.05.    Insurer as Third Party
                           Beneficiary..............................52
         Section 12.06.    Liquidity Facility.......................52
         Section 12.07.    Concerning the Special
                           Insurance Provisions.....................53


ARTICLE XIII:  MISCELLANEOUS........................................53
         Section 132.01    Notices..................................53
         Section 13.02     Bondholders' Consent.....................53
         Section 13.03     Appointment of Separate
                           Paying Agent and/or Tender
                           Agent....................................54
         Section 13.04     Limitation of Rights.....................54
         Section 13.05     Severability.............................54
         Section 13.06     Payments Due on Non-Business
                           Days.....................................54
         Section 12.07     Governing Law............................54
         Section 13.08     Captions.................................55
         Section 13.09     No Liability of Officers.................55
         Section 13.10     Counterparts.............................55
         Section 13.11     Regarding Insurer Provisions.............55


         Exhibit A         Form of Bond
         Exhibit B         Auction Procedures
         Exhibit C         Resolution

                                 TRUST INDENTURE


         THIS INDENTURE made and entered into as of September 1, 2002, by and between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the "Issuer"), and Hancock Bank, Baton Rouge, Louisiana, a bank duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of Mississippi, as trustee (the "Trustee").

                                    RECITALS

         A........The Issuer is authorized by the provisions of Sections
57-10-201 et seq., Mississippi Code of 1972, as amended and supplemented (the "Act"), including particularly Section 57-10-213, among other things, to provide financial assistance to businesses in the State of Mississippi by providing loans and to issue refunding bonds for the purpose of financing and refinancing the projects of "eligible businesses" under the Act.

         B........In furtherance of its statutory purposes, the Issuer has entered into a Loan Agreement dated as of September 1, 2002 (the "Agreement") with Gulf Power Company (the "Company") providing for the undertaking by the Issuer to loan amounts to the Company in order to currently refund the Prior Bonds (as defined hereinafter) heretofore issued to refinance the Project (as hereinafter defined).

         C........The Agreement provides that, for the purposes therein set forth, the Issuer will issue and sell its Solid Waste Disposal Facilities Revenue Refunding Bonds, Series 2002 (Gulf Power Company Project), in the aggregate principal amount of $13,000,000 (the "Bonds"); that the Issuer will loan the proceeds of the Bonds to the Company; that the Company will cause the Prior Bonds to be currently redeemed; and that to evidence the Loan (as hereinafter defined) the Company will execute and deliver, concurrently with the issuance of the Bonds, a non-negotiable promissory note in a like principal amount bearing interest at the rate or rates borne by the Bonds.

         D........The execution and delivery of this Indenture (as hereinafter defined) and the Agreement and the issuance and sale of the Bonds have been in all respects duly and validly authorized by the Resolution duly adopted by the Issuer.

         E........All acts, conditions and things required by the Constitution and laws of the State of Mississippi to happen, exist and be performed precedent to and in connection with the execution and delivery of this Indenture and the Agreement have happened, exist and have been performed as so required, in order to make this Indenture a valid and binding trust indenture for the security of the Bonds in accordance with its terms and in order to make the Agreement a valid and binding agreement in accordance with its terms.

         F........The Company has agreed to make payments on the aforementioned promissory note to the Issuer in amounts sufficient to pay the principal, purchase price, premium, if any, and interest on the Bonds, all as hereinafter provided.

         G........The Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof.

         Accordingly, the Issuer and the Trustee agree as follows for the benefit of each other and for the benefit of the holders of the Bonds issued pursuant to this Indenture.


                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of the Bonds by the holders thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and in order to secure the payment of all Bonds at any time issued and outstanding hereunder and the interest and the premiums, if any, payable upon redemption or mandatory tender thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein contained; the Issuer has executed and delivered this Indenture, and will cause the Company to deliver to the Trustee the Company's promissory note dated the date of the initial issuance of the Bonds; the Issuer does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all rights, title and interest of the Issuer in, to and under such promissory note and all payments, if any, made and to be made thereunder as security for the payment of all outstanding Bonds and the interest and the premium, if any, thereon and does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all other rights, title and interest of the Issuer in, to and under the Agreement and all moneys receivable thereunder (except for Unassigned Rights, as defined herein) as security for the satisfaction of any other obligation assumed by it in connection with all outstanding Bonds at any time issued hereunder;

         TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all and singular present and future holders of the Bonds issued under this Indenture, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise;

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, and shall perform all the covenants and conditions required of it by this Indenture, and shall pay or cause to be paid to the Trustee and any additional paying agents and tender agents all sums of money due or to become due to them in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall terminate and the Trustee shall release this Indenture and shall execute such documents to evidence such termination and release as may be reasonably required by the Issuer or the Company; otherwise this Indenture to be and remain in full force and effect.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of this Indenture, and the Issuer agrees with the Trustee and with the respective owners, from time to time, of said Bonds, or part thereof, as follows:


                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.01......Definitions. For all purposes of this Indenture, unless the context requires otherwise, words or terms defined in the preamble and recitals of this Indenture shall have the meanings specified therein, and the following terms shall have the following meanings; provided, however, that any terms used herein relating to Bonds in the Auction Mode Rate Determination Method or Auction Procedures that are not expressly defined below shall be deemed to have the meanings provided in the auction procedures set forth in Exhibit B, Auction Procedures, attached hereto:

         "Act" means the provisions of Sections 57-10-201 et seq., Mississippi Code of 1972, as amended and supplemented.

         "Agreement" means the Loan Agreement dated as of September 1, 2002, between the Issuer and the Company, as amended and supplemented from time to time.

         "Arbitrage Rebate Agreement" means that certain agreement dated as of September 1, 2002, among the Issuer, the Company and the Trustee, as amended and supplemented from time to time.

         "Auction Rate Period" means each period of time when the Bonds bear interest at Auction Mode Rates.

         "Beneficial Owner" means the purchaser of a beneficial interest in the Bonds when the Bonds are held by the Securities Depository in the Book-Entry System, and otherwise means a Bondholder.

         "BMA Index" means, as of any date, the rate calculated according to the Bond Market Association Municipal Swap Index as of the most recent date for which such index was published or such other weekly, high-grade index composed of weekly, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or any successor thereto, or as otherwise designated by the Bond Market Association.

         "BMA Margin" is defined in Section 2.02(a)(6)(i).

         "Bond Fund" means the trust fund created by Section 4.04 of this Indenture.

         "Bondholder" or "holder" means the registered owner of any Bond.

         "Bonds" means the Solid Waste Disposal Facilities Revenue Refunding Bonds, Series 2002 (Gulf Power Company Project), issued by the Issuer hereunder in the aggregate principal amount of $13,000,000.

         "Book-Entry System" means the system maintained by the Securities Depository described in Section 5.01.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York, Gulfport, Mississippi, or the city in which the principal corporate trust office of the Trustee is located, are authorized by law to close or (iii) a day on which the New York Stock Exchange is closed; provided, however, that during an Auction Rate Period the definition of "Business Day" shall be supplemented as provided in Exhibit B.

         "Code" means the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations promulgated thereunder as the same may be applicable to the Bonds.

         "Commercial Paper Mode" means each period of time, comprised of Commercial Paper Periods, during which Commercial Paper Rates are in effect.

         "Commercial Paper Period" means, with respect to any Bond, each period set under Section 2.02(a)(3).

         "Commercial Paper Rate" means the interest rate on each Bond set under
Section 2.02(a)(3).

         "Company" means Gulf Power Company, a Maine corporation, and its successors and assigns, and any surviving, resulting or transferee entity as provided in Section 4.4 of the Agreement.

         "Conversion Notice" is defined in Section 2.02(b)(1).

         "corporation" includes corporations, partnerships, limited partnership, limited liability partnerships, limited liability companies, associations, companies and business trusts.

         "Daily Rate" means an interest rate on the Bonds set under Section 2.02(a)(l).

         "Determination Method" is defined in Section 2.02(a) hereof.

         "Event of Default" is defined in Section 8.01.

         "Favorable Opinion of Tax Counsel" means an Opinion of Tax Counsel addressed to the Issuer and to the Trustee to the effect that the action proposed to be taken is permitted by the laws of the State and by this Indenture and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

         "Government Obligations" means (i) noncallable direct obligations of the United States for which its full faith and credit are pledged, (ii) noncallable obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii).

         "Indenture" means this Trust Indenture, as it may be amended or supplemented from time to time in accordance with its terms.

         "Index" means the BMA Index or LIBOR Index, as applicable.

         "Index Adjustment Date" is defined in Section 2.02(a)(6)(i).

         "Index Period" means any period of time established by the Company pursuant to Section 2.02(b)(1) during which the Bonds bear interest at the Index Rate.

         "Index Rate" means an interest rate on the Bonds set under 2.02(a)(6).

         "Index Rate Determination Date" means (i) if the applicable Index is the LIBOR Index, the second London Business Day immediately preceding the first day of the relevant Index Period or, if the applicable Index is the BMA Index, the Business Day immediately preceding the first day of the relevant Index Period; and (ii) the second London Business Day or Business Day, as the case may be, preceding each Thursday during the relevant Index Period thereafter.

         "Initial Interest Period" is defined in the form of the Bond appearing in Exhibit A hereto.

         "Interest Payment Date" is defined in the form of the Bonds appearing in Exhibit A hereto.

         "Interest Period" is defined in the form of the Bonds appearing in Exhibit A hereto.

         "Insurer" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance company, or any successor issuer of the Policy with respect to the Bonds.

         "LIBOR Index" for any Index Rate Determination Date or for any Index Adjustment Date, as applicable, will be the Reported Rate for deposits in U.S. dollars having an index maturity of one month for a period commencing on the second London Business Day immediately following the Index Rate Determination Date or any Index Adjustment, as applicable, in amounts of not less than $1,000,000, at approximately 11:00 a.m., London time on the Index Rate Determination Date.

         "LIBOR Percentage" is defined in Section 2.02(a)(6)(i).

         "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Long-Term Interest Rate" means the interest rate on the Bonds for the Initial Interest Period or an interest rate on the Bonds set under Section 2.02(a)(4).

         "Long-Term Interest Rate Period" means the Initial Interest Period or any period as defined in Section 2.02(a)(4).

         "Maturity Date" means the stated maturity for the Bonds as set forth in
Section 2.01.

         "Note" means the promissory note executed and delivered by the Company in the form attached to the Agreement concurrently with the issuance of the Bonds in a like principal amount bearing interest at the rate or rates to be borne by the Bonds.

         "Opinion of Counsel" means a written opinion of counsel selected by the Company who is acceptable to the Issuer and the Trustee. Such counsel may be an employee of or counsel to the Issuer, the Trustee or the Company.

         "Opinion of Tax Counsel" means an Opinion of Counsel by counsel of nationally recognized standing in matters relating to the exclusion of interest from gross income on obligations issued by or on behalf of states and their political subdivisions.

         "Outstanding" when used with reference to Bonds, or "Bonds outstanding" means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except the following:

                  a. Bonds cancelled or purchased by or delivered to the Trustee for cancellation.

                  b. Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Trustee.

                  c. Bonds deemed paid by Section 7.01.

                  d. Bonds in lieu of which others have been authenticated under
         Section 2.06 (relating to registration and exchange of Bonds) or
         Section 2.07 (relating to mutilated, lost, stolen, destroyed or undelivered Bonds).

         Bonds purchased pursuant to tenders and not delivered to the Trustee for payment are not outstanding, but there will be outstanding Bonds authenticated and delivered in lieu of such undelivered Bonds as provided in the second paragraph of Section 2.07.

         "Participant" means one of the entities which deposit securities, directly or indirectly, in the Book-Entry System.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy" means the Financial Guaranty Policy issued by the Insurer with respect to the Bonds, or a replacement bond policy or similar agreement.

         "Principal," when used with reference to any Bonds, includes any premium payable on those Bonds.

         "Prior Bonds" shall have the meaning assigned to it in the Resolution.

         "Prior Bonds Trustee" means Hancock Bank, in its capacity as trustee for the Prior Bonds.

         "Prior Indenture" means the trust indenture, as supplemented and amended, under which the Prior Bonds were issued.

         "Project" shall have the meaning assigned to it in the Resolution.

         "Rebate Requirement" shall have the meaning set forth in the Arbitrage Rebate Agreement.

         "Record Date" is defined in the form of the Bonds appearing as Exhibit A hereto except when the Bonds bear interest at an Auction Mode Rate, the Record Date will be the second Business Day immediately preceding an Interest Payment Date.

         "Remarketing Agent" means the Remarketing Agent appointed by the Company pursuant to Section 9.15 of this Indenture and its successors under this Indenture.

         "Reported Rate" means the rate that appears on Telerate Page 3750 or a successor reporter of such rates selected by the Remarketing Agent and acceptable to the Company.

         "Resolution" means the resolution of the Issuer adopted on September 18, 2002 in connection with the sale and issuance of the Bonds and the current refunding of the Prior Bonds attached hereto as Exhibit C.

         "Responsible Officer" means any officer or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Securities Depository" means The Depository Trust Company, New York, New York or its nominee, and its successors and assigns, or any successor appointed under Section 5.01.

         "Spread" is defined in Section 2.02(a)(6)(i).

         "State" means the State of Mississippi.

         "Telerate Page 3750" means the display designated on page 3750 on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that services or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         "Trustee" means the entity identified as such in the heading of this Indenture and its successors under this Indenture.

         "Unassigned Rights" means the rights of the Issuer under the second paragraph of Section 3.2 and under Section 4.2 and Section 5.3 of the Agreement.

         "Weekly Index Period" means, while the Bonds bear interest at an Index Rate, each weekly period beginning on a Thursday and ending on a Wednesday.

         "Weekly Rate" means an interest rate on the Bonds set under Section 2.02(a)(2).

         Section 1.02 Rules of Construction. Unless the context otherwise requires,

                  a. an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles,

                  b. references to Articles and Sections are to the Articles and Sections of this Indenture, and

                  c. the singular form of any word, including the terms defined in Section 1.01, includes the plural, and vice versa, and a word of any gender includes all genders.


                                   ARTICLE II

                                    THE BONDS

         Section 2.01......Issuance of Bonds; Form; Dating. The Bonds shall be designated "Mississippi Business Finance Corporation Solid Waste Disposal Facilities Revenue Refunding Bonds, Series 2002 (Gulf Power Company Project)." The total principal amount of Bonds that may be outstanding shall not exceed $13,000,000. The Bonds shall be substantially in the form of Exhibit A hereto, which is part of this Indenture, in the denominations provided for in the Bonds. The Bonds may have notations, legends or endorsements required by law or usage.

         All Bonds will be dated the date of original issuance and delivery, will bear interest from that date and shall mature, subject to prior redemption or mandatory tender, on September 1, 2028. Bonds will be numbered as determined by the Trustee.

         Upon the execution and delivery of this Indenture, the Issuer will execute and deliver to the Trustee and the Trustee will authenticate the Bonds and deliver them to the purchaser or purchasers as directed by the Issuer.

         Section 2.02......Interest on the Bonds. Interest on the Bonds will be payable as provided in the Bonds and in this Section 2.02. The Determination Method may be changed by the Company as described in paragraph (b) below. The methods of determining the various interest rates are as provided in paragraph
(a) below.

         (a)......Interest Rate Determination Methods. In accordance with the notification requirements described herein, the Company shall determine the applicable method for determining interest on the Bonds (each a "Determination Method"). The interest rate on the Bonds shall be determined by one of the following Determination Methods; provided, however, that while there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on any Bond was then payable at a Commercial Paper Rate, the interest rate for all Bonds then bearing interest at a Commercial Paper Rate will be the highest Commercial Paper Rate then in effect for any Bond.

                  (1) Daily Rate. When interest on the Bonds is payable at a Daily Rate, the Remarketing Agent will set a Daily Rate on or before 11:00 a.m., New York City time, on each Business Day for that Business Day. Each Daily Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds on the day the rate is set at their principal amount (without regard to accrued interest). The Daily Rate for any non-Business Day will be the rate for the last day for which a rate was set.

                  (2) Weekly Rate. When interest on the Bonds is payable at a Weekly Rate, the Remarketing Agent will set a Weekly Rate on or before 5:00 p.m., New York City time, on the last Business Day before the commencement of a period during which the Bonds bear interest at a Weekly Rate and on each Tuesday thereafter so long as interest on the Bonds is to be payable at a Weekly Rate or, if any Tuesday is not a Business Day, on the next preceding Business Day. Each Weekly Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) for the Remarketing Agent to sell the Bonds on the date the rate is set at their principal amount (without regard to accrued interest). Thereafter, each Weekly Rate shall apply to (i) the period beginning on the Wednesday after the Weekly Rate is set and ending on the following Tuesday or, if earlier, ending on the day before the effective date of a new method of determining the interest rate on the Bonds or (ii) the period beginning on the effective date of the change to a Weekly Rate and ending on the next Tuesday.

                  (3) Commercial Paper Rate. During a Commercial Paper Mode, each Bond will bear interest during the Commercial Paper Period for such Bond at the Commercial Paper Rate for such Bond. Different Commercial Paper Periods may apply to different Bonds at any time and from time to time. Except as otherwise described in this subparagraph
         (3), the Commercial Paper Period and Commercial Paper Rate for each Bond will be determined by the Remarketing Agent no later than 12:15 p.m., New York City time, on the first day of each Commercial Paper Period.

                           (i) Determination of Commercial Paper Periods.
                  Subject to Section 2.02(b)(2)(vii), each Commercial Paper Period will be a period of at least 1 day and not more than 270 days, determined by the Remarketing Agent to be the period which, together with all other Commercial Paper Periods for all Bonds then outstanding, will, in the judgment of the Remarketing Agent, result in the lowest overall interest expense on the Bonds over the next 270 days. Each Commercial Paper Period will end on either the day before a Business Day or on the day before the Maturity Date for such Bond. However, any Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Commercial Paper Period for that Bond will have a Commercial Paper Period of 1 day or, if that Commercial Paper Period would not end on a day before a Business Day, a Commercial Paper Period of the shortest possible duration greater than 1 day ending on a day before a Business Day.

                                    In determining the number of days in each
                  Commercial Paper Period, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates,
                  (II) the existing market supply and demand for short-term tax-exempt securities, (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Bonds, (IV) general economic conditions, (V) industry economic and financial conditions that may affect or be relevant to the Bonds, (VI) the number of days in other Commercial Paper Periods applicable to the Bonds and (VII) such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

                           (ii) Determination of Commercial Paper Rates. The
                  Commercial Paper Rate for each Commercial Paper Period for each Bond shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell such Bond on the date and at the time of such determination at its principal amount (without regard to accrued interest).

                  (4) Long-Term Interest Rate. Except with respect to the Initial Interest Period, the Remarketing Agent will set a Long-Term Interest Rate on a date not less than three Business Days before the beginning of any period (a "Long-Term Interest Rate Period") in which interest on any of the Bonds will be payable at a Long-Term Interest Rate. The last day of each such Long-Term Interest Rate Period shall be determined by the Company in accordance with Section 2.02(b)(1). Each Long-Term Interest Rate will be the minimum rate necessary (as determined by the Remarketing Agent with respect to any Long-Term Interest Rate Period based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds for delivery on the effective date of the Long-Term Interest Rate at their principal amount (without regard to accrued interest).

                  (5) Auction Mode Rate. During an Auction Rate Period, the Auction Mode Rate will be determined by the Auction Agent in accordance with the provisions set forth in Exhibit B hereto which is part of this Indenture.

                  (6) Index Rate. During an Index Period, the Bonds will bear interest at the Index Rate to be determined as follows:

                           (i) On the first day of the applicable Index Period
                  and on the first Index Rate Determination Date following each six month anniversary of such date until the end of the Index Period (each, an "Index Adjustment Date"), the Remarketing Agent shall (A) depending on the Index, determine the minimum percentage of the LIBOR Index (the "LIBOR Percentage") or the minimum number of basis points above or below the BMA Index (the "BMA Margin," the BMA Margin and the LIBOR Percentage are hereinafter sometimes referred to as the "Spread"), as applicable, that would be necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to allow the Remarketing Agent to sell the Bonds on the date and at the time of such determination at their principal amount (without regard to accrued interest) if such Bonds were being sold on such date, and (B) notify the Trustee and the Company of the applicable Spread for such six month period.

                           (ii) On each Index Rate Determination Date, (A) the
                  Remarketing Agent shall, no later than 11:00 a.m. on such date, notify the Trustee, depending on the applicable Index, of the LIBOR Index or the BMA Index to apply for the next succeeding Weekly Index Period. The applicable Index as determined by the Remarketing Agent adjusted by the applicable Spread will be the interest rate borne by the Bonds from the first Thursday after such date through the following Wednesday; provided, that, if the applicable Index Rate Determination Date is a day following the Thursday in any week, the Index Rate so determined will be in effect from the next preceding Thursday through the following Wednesday.

                           (iii) Promptly upon the determination of the Index
                  Rate by the Remarketing Agent, the Remarketing Agent will notify the Company and the Trustee of the Index Rate for the applicable period. The Index Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners, Bondholders, the Company and the Trustee.

                           (iv) If the following circumstances exist on any
                  Index Rate Determination Date, the Index Rate shall be determined as follows:

                                    (A) In the event that the applicable Index
                           on such Index Rate Determination Date is the BMA Index and the BMA Index has not been published or set, the Index Rate for the succeeding Weekly Index Period shall be the minimum percentage of LIBOR Index that would be necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to allow the Remarketing Agent to sell the Bonds on the date and at the time of such determination at its principal amount (without regard to accrued interest) if the Bonds were being sold on such date.

                                    (B) In the event that the applicable Index
                           on such Index Rate Determination Date is LIBOR Index and no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Index Rate Determination Date, the Index Rate for the succeeding Weekly Index Period shall be based on the Reported Rate for the preceding week; provided, however, that if no Reported Rate appears in Telerate Page 3750 for two consecutive weeks, the Index Rate shall be determined by the Remarketing Agent and shall be the minimum percentage of four week Treasury Bills that would be necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to allow the Remarketing Agent to sell the Bonds on such date and at the time of such determination at its principal amount (without regard to accrued interest) if the Bonds were being sold on such date.

                                    (C) In the event that neither Index is
                           available, the Index Rate for the succeeding Weekly Index Period shall be the minimum percentage of a referenced Treasury security selected by the Remarketing Agent that would be necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to allow the Remarketing Agent to sell the Bonds on such date and at the time of such determination at its principal amount (without regard to accrued interest) if the Bonds were being sold on such date.

                           (v) The foregoing notwithstanding, if the
                  commencement of an Index Period does not coincide with the commencement of the first succeeding Weekly Index Period, the interest rate to be borne by the Bonds from the date of the commencement of the Index Period until the commencement of the first succeeding Weekly Index Period shall be a rate determined by the Remarketing Agent prior to the commencement of such Index Period, and such rate shall be the rate that would be necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) to allow the Remarketing Agent to sell the Bonds on such date and at the time of such determination at their principal amount (without regard to accrued interest) if the Bonds were being sold on such date.

                  (7) Failure of Remarketing Agent to Announce Interest Rates or Spread on the Bonds. Except as set forth in Exhibit B, if the appropriate interest rate, Spread or Commercial Paper Period is not or cannot be determined for any reason, the method of determining interest on the Bonds shall be automatically converted to the Weekly Rate (without the necessity of complying with the requirements of Section 2.02(b)) and the interest rate shall be equal to the BMA Index plus the BMA Margin or, if the BMA Index is unavailable, the LIBOR Index multiplied by the LIBOR Percentage, or if the LIBOR Percentage is unavailable, 90% of the 30-day Treasury rate, until such time as the Determination Method for the Bonds can be changed in accordance with
         Section 2.02(b); provided, however, during an Index Period, if the applicable Index is not available, clause (iv)(A), (iv)(B) or (iv)(C), as applicable, of Section 2.02(a)(6) shall be effective instead of this clause (7); provided further, that if the Bonds are then in a Long-Term Interest Rate Period, the Bonds shall bear interest at a Weekly Rate, but only if a Favorable Opinion of Tax Counsel with respect to the change to a Weekly Rate has been delivered to the Trustee and the Issuer. If such Favorable Opinion of Tax Counsel has not been delivered, the Bonds shall remain in a Long-Term Interest Rate Period with an interest rate equal to the interest rate for the prior Long-Term Interest Rate Period and with a duration equal to the prior Long-Term Interest Rate Period (or, if earlier, a Long-Term Interest Rate Period ending on the day before the Maturity Date for such Bond). The Trustee shall promptly notify the Bondholders of any such automatic change as set forth in Section 3.07(b).

                           While Bonds are in a Commercial Paper Mode, during any transition period caused by an automatic conversion of such Bonds to a Weekly Rate in accordance with this Subsection (7), Bonds bearing interest at a Weekly Rate and Bonds bearing interest at a Commercial Paper Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such methods of determining interest on the Bonds.

         (b)......(1)......Initial Interest Rate Determination Method; Change in
Interest Rate Determination Method. The Bonds shall bear interest as of the effective date of this Indenture at a Long-Term Interest Rate. Interest on the Bonds will initially be payable at a Long-Term Interest Rate of 4.80% per annum for the Initial Interest Period. The Company may change the Determination Method from time to time by notifying, as applicable, the Auction Agent, the Issuer, the Trustee, the Remarketing Agent and the Broker Dealer(s) in writing. Such notice (a "Conversion Notice") shall contain (a) the effective date of such change, (b) the proposed Determination Method, and (c) if the change is to a Long-Term Interest Rate or Rates, the last day of the first such Long-Term Interest Rate Period and, at the option of the Company, the effective date and last day of any successive Long-Term Interest Rate Periods (which last day for each Long-Term Interest Rate Period must be either the day before the Maturity Date for such Bonds or a day which next precedes a Business Day and is at least 365 days after the effective date); provided, however, that if the change is (x) to or from an Auction Rate Period, the notice shall be given in accordance with Sections 2.03(a) or 2.03(b), as applicable, and (y) if such change is to an Index Period, such notice shall also specify the applicable Index for such Index Period and the length of such Index Period. The Long-Term Interest Rate Period shall be the same duration for all of the Bonds. The notice must be accompanied by a Favorable Opinion of Tax Counsel. If the Company's notice complies with this paragraph, and if the Company shall deliver a confirming Favorable Opinion of Tax Counsel addressed to the Trustee and the Issuer on the effective date as specified in the notice, the interest rate on the Bonds will be determined on the basis of the new rate on the effective date specified in the notice until there is another change as provided in this Section.

         If the Company wishes to designate successive Long-Term Interest Rate Periods without specifying the effective dates and last days as described in the preceding paragraph for the second or any subsequent Long-Term Interest Rate Periods, it may do so by following the same procedure as for a change in the Determination Method as provided in the foregoing paragraph.

         If the Company wishes to change the Determination Method to or from an Auction Mode Rate, the Company must comply with Section 2.03 as well as this
Section 2.02(b)(1).

         If, 30 days before the end of a Long-Term Interest Rate Period (including the Initial Interest Period), the Company has not provided for the next interest rate period, a new Long-Term Interest Rate Period of the same duration will follow (or if shorter, a Long-Term Interest Rate Period ending on the day before the Maturity Date for the Bonds).

         When one Long-Term Interest Rate Period follows another, all provisions of this Indenture applying to a change in the Determination Method will apply, except:

                  (A) the mandatory tender described under "Mandatory Tender Upon a Change in the Determination Method" in the Bonds;

                  (B) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if a new Long-Term Interest Rate Period begins as a result of the Company failing to provide for the next interest rate period; and

                  (C) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if (i) the Company has previously designated a series of successive Long-Term Interest Rate Periods which, together with the current Long-Term Interest Rate Period, are substantially equal in length, (ii) a Favorable Opinion of Tax Counsel was delivered before the first such Long-Term Interest Rate Period in that series which applies to each such successive Long-Term Interest Rate Period, and (iii) no other change in the security for the Bonds or in this Indenture or the terms of the Bonds is made which is effective as of, or agreed to in connection with, the effective date of such subsequent Long-Term Interest Rate Period.

         (2)......Limitations. Any change in the Determination Method pursuant to paragraph (1) above must comply with the following:

                  (i) the effective date of a change (or each effective date in the case of a change from a Commercial Paper Mode) shall be a Business Day which is at least 15 days (30 days if a Long-Term Interest Rate is then in effect and the effective date is before the day after the last day of a Long-Term Interest Rate Period) after receipt by the Trustee of the Company's Conversion Notice;

                  (ii) if a Long-Term Interest Rate is then in effect, the effective date of any change must be either the day after the last day of the then current Long-Term Interest Rate Period or, except as described in clause (iii) below, a day on which the Bonds would otherwise be subject to redemption as described under "Optional Redemption During Long-Term Interest Rate Period" in Section 9 of the Bonds if the change did not occur;

                  (iii) if the Company has previously designated successive Long-Term Interest Rate Periods, the effective date of each Long-Term Interest Rate Period must be the day after the last day of the previous Long-Term Interest Rate Period;

                  (iv) if a Commercial Paper Mode is then in effect, the effective date of any change must be either the day after the last day of the Commercial Paper Mode or, as to any Bond, the day after the last day of the Commercial Paper Period then in effect (or to be in effect) with respect to that Bond;

                  (v) if any Bonds have been called for redemption and the redemption has not yet occurred, the effective date of the change cannot be before such redemption date;

                  (vi) if a Long-Term Interest Rate or a Daily Rate is then in effect, the effective date of any change cannot occur during the period after a Record Date and to, but not including, the related Interest Payment Date;

                  (vii) if a Commercial Paper Mode is then in effect, the Remarketing Agent shall determine Commercial Paper Periods of such duration that will, in the judgment of the Remarketing Agent, best promote an orderly transition on the effective date. After the receipt by the Trustee of the Company's Conversion Notice, the day after the last day of each Commercial Paper Period shall be, with respect to such Bond, not later than the effective date of the change. The Remarketing Agent shall promptly give written notice of each such last date and each such effective date with respect to each Bond to the Issuer, the Company, and the Trustee;

                  (viii) if an Auction Mode Rate is then in effect, the effective date of any change must be the day after the last day of the Auction Period then in effect;

                  (ix) if an Index Rate is then in effect, the effective date of any change must be the day after the last day of the Index Period then in effect;

                  (x) any change in the Auction Period with respect to a Bond in an Auction Rate Determination Method or in the Index applicable to Bonds in an Index Rate Determination Method shall be deemed to be a change in the Determination Method for purposes of this Indenture; and

                  (xi) in the event of a conversion to an Auction Rate Determination Method from Commercial Paper Mode, the effective date of such conversion may not be earlier than the day following the last day of the longest Commercial Paper Period then in effect.

                  During any such transition period, Bonds bearing interest at a Commercial Paper Rate shall be governed by the provisions of this Indenture applicable to a Commercial Paper Mode and Bonds bearing interest at a Daily Rate, Weekly Rate, Long-Term Interest Rate, Auction Mode Rate or Index Rate, as applicable, shall be governed by the provisions of this Indenture applicable to such Determination Methods.

         (c)......Calculation of Interest. The Remarketing Agent or the Auction
Agent, as applicable, shall provide the Trustee and the Company with notice in writing or by other electronic means or by telephone (any such notice by telephone to be delivered to a Responsible Officer of the Trustee) promptly confirmed by facsimile transmission by 12:30 p.m., New York City time,

                  (1) on the first Business Day after a month in which interest on the Bonds was payable at a Daily Rate, of the Daily Rate for each day in such month,

                  (2) on each day on which a Weekly Rate becomes effective, of the Weekly Rate,

                  (3) on the first day of each Commercial Paper Period, of the length thereof and the Commercial Paper Rate, and, if there is more than one Commercial Paper Rate then in effect, of the related applicable principal amounts,

                  (4) on the first Business Day of a Long-Term Interest Rate Period (other than the Initial Interest Period), of the Long-Term Interest Rate or Long-Term Interest Rates set for that period,

                  (5) on the first Business Day of each Auction Period, of the Auction Mode Rate set for that period,

                  (6)      on each Index Rate Adjustment Date, the Spread,

                  (7) on each Index Rate Determination Date during an Index Period, depending on the applicable Index, the LIBOR Index or BMA Index for such date, and

                  (8) on any Business Day preceding any redemption or purchase date, any interest rate requested by the Trustee in order to enable it to calculate the accrued interest, if any, due on such redemption or purchase date.

         Using the rates supplied by this notice, the Trustee will calculate the interest payable on the Bonds. The Remarketing Agent or the Auction Agent, as the case may be, will inform the Trustee and the Company orally at the oral request of either of them of any interest rate so set. The Trustee will confirm the effective interest rate by telephone or in writing to any Bondholder who requests it in any manner.

         The setting of the rates and the determination of Commercial Paper Periods by the Remarketing Agent or the Auction Agent, as applicable, and the calculation of interest payable on the Bonds by the Trustee as provided in this Indenture will be conclusive and binding on the Issuer, the Company, the Trustee and the owners of the Bonds.

         (e)......Change in Rate Determination Method-Opinions of Counsel.
Notwithstanding any provision of this Section 2.02, no change shall be made in the Determination Method at the direction of the Company pursuant to Section 2.02(b)(1) of this Indenture if the Company shall fail to deliver a Favorable Opinion of Tax Counsel and confirmation thereof if required under Section 2.02(b)(1). If the Trustee shall have sent any notice to the Bondholders regarding a change in rate pursuant to Section 3.07(b), then in the event of such failure to deliver such opinion or confirmation, the Trustee shall promptly notify all Bondholders of such failure.

Section 2.03......Changes to and from Auction Mode Rate Determination Method.

         (a)......Changes to Auction Mode Rate. At the option of the Company, all of the Bonds may be converted from another Determination Method to the Auction Mode Rate Determination Method. Any such conversion shall be made as follows:

                  (1) In any such conversion from another Determination Method, the effective date for the Auction Rate Period shall be a regularly scheduled Interest Payment Date on which interest is payable for the Interest Period from which the conversion is to be made.

                  (2) The Company shall give written notice of any such conversion to the Remarketing Agent, the Issuer, the Trustee, the Auction Agent, and the Broker-Dealer not less than 15 days prior to the proposed effective date for the change. Such notice shall specify the information required pursuant to Section 2.02(b)(1) and the length of the Auction Period for such Auction Rate Period. Together with such notice, the Company shall file with the Issuer and the Trustee an Opinion of Tax Counsel to the effect that the conversion of the Bonds to an Auction Mode Rate Determination Method shall not adversely affect the validity of the Bonds or any exclusion from gross income for federal income tax purposes to which interest on the Bonds would otherwise be entitled. No such change to an Auction Mode Rate Determination Method shall become effective unless the Company shall also file, with the Issuer and the Trustee, an Opinion of Tax Counsel to the same effect dated the effective date for the Auction Mode Rate.

                  (3) At least 15 days prior to the effective date for the Auction Mode Rate, the Trustee shall mail a written notice of the conversion to the owners of all Bonds to be converted.

                  (4) The initial Auction Mode Rate for the Auction Period commencing on the effective date for the Auction Mode Rate shall be the lowest rate which, in the judgment of the Broker-Dealer, is necessary to enable the Bonds to be remarketed at a price equal to the principal amount thereof, plus accrued interest, if any, on the effective date for the Auction Mode Rate. Such determination shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Auction Agent and the owners of the Bonds to which such rate will be applicable.

                  (5) Not later than 5:00 p.m., New York City time, on the date of determination of the Auction Mode Rate, the Broker-Dealer shall notify the Trustee and the Company of the Auction Mode Rate by telephone, promptly confirmed in writing.

                  (6) Interest on the Bonds in an Auction Period of 180 days or less will be computed on the basis of actual days over 360 and in an Auction Period greater than 180 days on the basis of a 360-day year of twelve 30-day months.

                  (7) The Company may revoke its election to effect a conversion of the interest rate on any Bonds to an Auction Mode Rate by giving written notice of such revocation to the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealer at any time prior to the setting of the Auction Mode Rate by the Broker-Dealer.

                  (8) No Bonds may be converted to the Auction Mode Rate Determination Method when the Bonds are not held by a Securities Depository.

         (b)......Conversions from Auction Mode Rate Determination Method. At the option of the Company, all of the Bonds may be converted from an Auction Rate Period to another Determination Method. Any such conversion shall be made as follows:

                  (1) The effective date for the new Determination Method shall be the second regularly scheduled Interest Payment Date following the final Auction Date.

                  (2) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Remarketing Agent, the Auction Agent and the Broker-Dealer(s) not less than 15 days prior to the proposed effective date for the change. Such notice shall specify the effective date for the new Determination Method, the Determination Method to which the conversion will be made and any additional information required pursuant to Section 2.02(b)(1). Together with such notice, the Company shall file with the Issuer and the Trustee an Opinion of Tax Counsel to the effect that the conversion of the Bonds to be converted will not adversely affect the validity of the Bonds or any exclusion from gross income for federal income tax purposes to which interest on the Bonds would otherwise be entitled. No change to the new Determination Method shall become effective unless the Company shall also file, with the Issuer and the Trustee, an Opinion of Tax Counsel to the same effect dated the effective date for the new Determination Method.

                  (3) At least 15 days prior to the effective date for the new Determination Method, the Trustee shall mail a written notice of the conversion to the owners of all Bonds to be converted, specifying the effective date for the new Determination Method.

                  (4) If on the effective date for the new Determination Method any condition precedent to such conversion required under the Indenture is not satisfied, the Trustee will give written notice by first class mail postage prepaid as soon as practicable, and in any event not later than the next succeeding Business Day, to the Bondholders to have been converted, that such conversion has not occurred, that Bonds will not be purchased on the failed effective date for the new Determination Method, that the Auction Agent will continue to implement the Auction Procedures on the Auction Dates with respect to such Bonds which otherwise would have been converted excluding however, the Auction Date falling on the Business Day next preceding the failed effective date for the new Determination Method, and that the interest rate will continue to be the Auction Mode Rate; provided, however, that the interest rate borne by such Bonds during the Auction Period commencing on such failed effective date for the new Determination Method will be the Maximum Auction Rate, and the Auction Period will be the seven-day Auction Period.

                  (5) On the conversion date applicable to the Bonds to be converted, the Bonds to be converted shall be subject to mandatory tender at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. The purchase price of such Bonds so tendered shall be payable solely from the proceeds of the remarketing of such Bonds. In the event that the conditions of a conversion are not satisfied, including the failure to remarket all applicable Bonds on a mandatory tender date, the Bonds to have been converted will not be subject to mandatory tender, will be returned to their owners, will automatically convert to a seven-day Auction Period and will bear interest at the Maximum Auction Rate.

         Section 2.04......Execution and Authentication. The Bonds shall be signed on behalf of the Issuer with the manual or facsimile signature of its Executive Director and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, and the seal of the Issuer shall be impressed or imprinted on the Bonds by facsimile or otherwise. All authorized facsimile signatures shall have the same effect as if manually signed. If an officer of the Issuer whose signature is on a Bond no longer holds that office at the time the Trustee authenticates the Bond, the Bond shall nevertheless be valid. Also, if a person signing a Bond is the proper officer on the actual date of execution, the Bond shall be valid even if that person is not the proper officer on the nominal date of action.

         A Bond shall not be valid for any purpose under this Indenture until the Trustee manually signs the certificate of authentication on the Bond. Such signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.

         As a precondition to the initial authentication and delivery of the Bonds, the Trustee shall receive a request and authorization to the Trustee from the Issuer, signed by the Executive Director of the Issuer, to authenticate and deliver the Bonds to the persons and in the manner therein described.

         Section 2.05......Bond Register. Bonds must be presented at the principal corporate trust office of the Trustee for registration of transfer, exchange and, except as otherwise provided herein, and payment. The Trustee shall keep a register of Bonds and of their registration of transfer and exchange, which register shall be open to inspection by the Issuer and the Company during normal business hours.

         Section 2.06......Registration and Exchange of Bonds; Persons Treated
as Owners. Bonds may be registered as transferred only on the register maintained by the Trustee. Upon surrender for registration of transfer of any Bond to the Trustee, duly endorsed for transfer or accompanied by an assignment duly executed by the holder or the holder's attorney duly authorized in writing, the Trustee will authenticate a new Bond or Bonds of the same maturity, in an equal total principal amount and registered in the name of the transferee.

         Bonds may be exchanged for an equal total principal amount of Bonds of the same maturity but of different authorized denominations. The Trustee will authenticate and deliver Bonds that the Bondholder making the exchange is entitled to receive, bearing numbers not then outstanding.

         Except in connection with the purchase of Bonds tendered for purchase, the Trustee will not be required to register the transfer of or to exchange any Bond called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

         The registered owner of a Bond shall be treated as the absolute owner of the Bond for all purposes, and payment of principal, interest, premium, if any, or purchase price shall be made only to or upon the written order of the Bondholder or the Bondholder's legal representative, notwithstanding any notice, actual or constructive, to the contrary.

         The Trustee will require the payment by a Bondholder requesting exchange or registration of transfer of any tax or other governmental charge required to be paid in respect of the exchange or registration of transfer, but will not impose any other charge.

         Section 2.07......Mutilated, Lost, Stolen, Destroyed or Undelivered
Bonds. If any Bond is mutilated, lost, stolen or destroyed, the Trustee will authenticate a new Bond of the same denomination with similar terms if any mutilated Bond shall first be surrendered to the Trustee, and if, in the case of any lost, stolen or destroyed Bond, there shall first be furnished to the Issuer, the Trustee and the Company evidence of such loss, theft or destruction, together with indemnity satisfactory to the Trustee. If the Bond has matured or become subject to redemption or tender, instead of issuing a replacement Bond, the Trustee may with the consent of the Company pay the Bond or the Company may purchase the Bond without requiring surrender of the Bond and make such requirements as the Trustee deems fit for its protection, including a lost instrument bond. The Issuer and the Trustee may charge the Bondholder their reasonable fees and expenses in this connection.

         If a Bond is tendered for purchase as provided in Article III, or if the holder of a Bond gives irrevocable instructions to the Remarketing Agent for purchase, and in each case funds are deposited with the Trustee sufficient for the purchase, the Trustee upon request of the Company or the Remarketing Agent will authenticate a new Bond in the same maturity and in the same denomination registered as the Company or the Remarketing Agent may direct and deliver it to the Company or upon the Company's order, whether or not the Bond purchased is ever delivered, and the undelivered Bonds shall be cancelled on the books of the Trustee, whether or not said undelivered Bonds have been delivered to the Trustee. From and after the purchase date, interest on such Bond shall cease to be payable to the prior holder thereof, such holder shall cease to be entitled to the benefits or security of this Indenture and shall have recourse solely to the funds held by the Trustee for the purchase of such Bond and the Trustee shall not register any further transfer of such Bond by such prior holder. All funds held by the Trustee for the purchase of undelivered Bonds shall be held uninvested.

         Section 2.08......Cancellation of Bonds. Whenever a Bond is delivered to the Trustee for cancellation (upon payment, redemption, tender or otherwise), or for registration of transfer, exchange or replacement pursuant to Section
2.06 or Section 2.07, the Trustee will promptly cancel and dispose of the Bond in accordance with the Trustee's policy of disposal. The Trustee may but, shall not be required to, destroy cancelled Bonds.

         Section 2.09......Temporary Bonds. Until definitive Bonds are ready for delivery, the Issuer may execute and the Trustee will authenticate temporary Bonds substantially in the form of the definitive Bonds, with appropriate variations. The Issuer will, without unreasonable delay, prepare and the Trustee will authenticate definitive Bonds in exchange for the temporary Bonds. Such exchange shall be made by the Trustee without charge.


                                   ARTICLE III

                  REDEMPTION, MANDATORY TENDER AND REMARKETING

         Section 3.01......Notices to Trustee. If the Company wishes that any
Bonds be redeemed pursuant to any optional redemption provision in the Bonds, the Company will notify the Trustee of the applicable provision, the redemption date, the principal amount of the Bonds to be redeemed and other necessary particulars in accordance with Section 4.8 of the Agreement.

         Section 3.02......Redemption Dates. The redemption date of Bonds to be redeemed pursuant to any optional redemption provision in the Bonds will be a date permitted by the Bonds and specified by the Company in the notice delivered pursuant to Section 4.8 of the Agreement. The redemption date for mandatory redemptions will be as specified in the Bonds to be redeemed or determined by the Trustee consistently with the provisions of the Bonds.

         Section 3.03......Selection of Bonds to Be Redeemed. Except as provided in the Bonds, if fewer than all the Bonds are to be redeemed, the Trustee will select the Bonds to be redeemed by lot or other method it deems fair and appropriate, except that the Trustee will first select any Bonds owned by the Company or any of its nominees or held by the Trustee for the account of the Company or any of its nominees. The Trustee will make the selection from Bonds not previously called for redemption. For this purpose, the Trustee will consider each Bond in a denomination larger than the minimum denomination permitted by the Bonds at the time to be separate Bonds each in the minimum denomination. Provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

         Section 3.04......Redemption Notices.

         (a)......Official Notice of Redemption. The Trustee will give notice of each redemption as provided in the Bonds and will at the same time give a copy of the notice to the Remarketing Agent, the Auction Agent and the Broker-Dealer. The notice shall identify the Bonds to be redeemed and shall state (1) the redemption date (and, if the Bonds provide that accrued interest will not be paid on the redemption date, the date it will be paid), (2) the redemption price, (3) that the Bonds called for redemption must be surrendered to collect the redemption price, (4) the address at which the Bonds must be surrendered and
(5) that interest on the Bonds called for redemption ceases to accrue on the redemption date.

         With respect to an optional redemption of any Bonds under "Optional Redemption During Long-Term Interest Rate Period," "Extraordinary Optional Redemption," "Optional Redemption During Daily or Weekly Rate Period" or "Optional Redemption During Auction Rate Period" in Section 9 of the form of the Bonds, unless moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for redemption. If such moneys are not received, such notice shall be of no force and effect, the Issuer shall not redeem such Bonds, the redemption price shall not be due and payable, and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Bonds will not be redeemed.

         Failure to give any required notice of redemption as to any particular Bonds or any defect therein will not affect the validity of the call for redemption of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

         (b)......Additional Notice of Redemption. In addition to the redemption notice required above, further notice (the "Additional Redemption Notice") shall be given by the Trustee as set out below. No defect in the Additional Redemption Notice nor any failure to give all or any portion of the Additional Redemption Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

                  (1) Each Additional Redemption Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of the Bonds as originally issued; (iii) the Determination Method for, or the rate of interest borne by each Bond being redeemed;
         (iv) the maturity date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

                  (2) Each Additional Redemption Notice shall be sent at least 30 days before the redemption date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the Securities Depository or any information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depositories now being The Depository Trust Company of New York, New York and Midwest Securities Trust Company of Chicago, Illinois) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

         The information required in any redemption notice (including an Additional Redemption Notice) pursuant to this Section and the information required in any notice of tender (including an Additional Tender Notice) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under "Notice of Redemption" in Section 9 of the form of the Bonds.

         Section 3.05......Payment of Bonds Called for Redemption. Upon
surrender to the Trustee, Bonds called for redemption shall be paid as provided in this Article at the redemption price (including premium, if any) stated in the notice, plus interest accrued to the redemption date, or at a purchase price as provided in the form of Bond, except that interest payable on Bonds bearing interest at a Daily Rate will be paid on the fifth Business Day following the redemption date. Bonds called for redemption and purchased pursuant to a tender before the redemption date will not be redeemed but will be dealt with as provided below in this Article. Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer.

         Section 3.06......Bonds Redeemed in Part. Subject to Article V, upon surrender of a Bond redeemed in part, the Trustee will authenticate for the holder a new Bond or Bonds in authorized denominations equal in principal amount to the unredeemed portion of the Bond surrendered.

         Section 3.07......Mandatory Tender.

         (a)......Mandatory Tender of Bonds Upon Change in Interest Rate
Determination Method or Expiration of Index Period.

                  (i) Subject to the provisions of Section 2.03(b) hereof, upon the effective date of any change in Determination Method, the Outstanding Bonds will be subject o mandatory tender for a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the purchase date or such other amount as specified in the Bond.

                  (ii) When a new Index Period immediately follows the expiration of a prior Index Period, the Outstanding Bonds will be subject to mandatory tender for a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the purchase date or such other amount as specified in the Bond on the commencement date of the new Index Period.

                  (iii) The Company must give the Bondholders notice as provided below. The Trustee will purchase the Bonds pursuant to this Section only as provided in Section 4.02.

         (b)......Notice to Bondholders of Change in Interest Rate Determination
Method. When a change in the Determination Method is to be made, or upon commencement of a new Long-Term Interest Rate Period or a new Index Period immediately after a prior Index Period, the Trustee will, upon notice from the Company pursuant to Section 2.02(b), notify the affected Bondholders by first class mail at least 15 days before the effective date of the change or the commencement of a new Long-Term Interest Rate Period or Index Period, except that (i) such notice shall be given at least 30 days prior to the effective date if a Long-Term Interest Rate Period is in effect and the effective date is on or before the end of the Long-Term Interest Rate Period and (ii) no notice shall be given with respect to a tender under "Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode" in Section 7 of the form of the Bonds. The notice shall be effective when sent and shall state:

                  (1) the purchase date (and, if the Bonds provide that accrued interest will not be paid on the purchase date, the date it will be paid);

                  (2) the purchase price;

                  (3) that the Bonds to be tendered must be surrendered to collect the purchase price;

                  (4) the address at which or the manner in which the Bonds must be surrendered;

                  (5) that interest on the Bonds to be tendered ceases to accrue on the purchase date;

                  (6) that the interest rate determination method will be changed and what the new method will be;

                  (7) the proposed effective date of the new rate; and

                  (8) that a mandatory tender will result on the effective date of the change as provided in the Bonds.

         Failure to give any required notice of tender as to any particular Bonds or any defect therein will not affect the validity of the tender of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

         (c)......Additional Notice of Tender. In addition to the tender notice required above, further notice (the "Additional Tender Notice") shall be given by the Trustee as set out below. No defect in the Additional Tender Notice nor any failure to give all or any portion of the Additional Tender Notice shall in any manner defeat the effectiveness of a tender notice if notice is given as prescribed in paragraph (b) above.

                  (1) Each Additional Tender Notice shall contain the information required in paragraph (c) above for an official notice of tender plus (i) the CUSIP numbers of all Bonds being tendered; (ii) the date of the Bonds as originally issued; (iii) the maturity date of each Bond being purchased; and (iv) any other descriptive information needed to identify accurately the Bonds being purchased.

                  (2) Each Additional Tender Notice shall be sent at least 30 days before the purchase date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the Securities Depository or any information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depositories now being The Depository Trust Company of New York, New York and Midwest Securities Trust Company of Chicago, Illinois) and to one or more national information services that disseminate notices of purchase of obligations such as the Bonds.

         The information required in any tender notice (including an Additional Tender Notice) pursuant to this Section and the information required in any redemption notice (including an Additional Redemption Notice) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under "Notice of Tender" in Section 7 of the form of the Bonds.

         Section 3.08......Disposition of Purchased Bonds. (a) Bonds to be
Remarketed. Bonds purchased pursuant to tenders as provided in the form of Bonds or as provided in Section 3.07 will be offered for sale by the Remarketing Agent as provided in this Section 3.08 except as follows:

                  (1) Bonds required to be tendered as described under "Mandatory Tender Upon a Change in the Determination Method" in Section 7 of the form of Bond, which are tendered between the date notice of mandatory tender is given and the mandatory tender date, may be remarketed before the mandatory tender date only if the buyer receives a copy of the mandatory tender notice from the Remarketing Agent; and

                  (2) Bonds will not be offered for sale under this Section during the continuance of an Event of Default under Section 8.01(a),
         (b), (c) or (d). Bonds will be offered for sale under this Section 3.08 during an event which with the passage of time or the giving of notice or both may become an Event of Default only in the sole discretion of the Remarketing Agent.

         (b)......Remarketing Effort. Except to the extent the Company directs the Remarketing Agent not to do so, the Remarketing Agent will offer for sale and use reasonable efforts to sell all Bonds to be sold as provided in paragraph
(a) above and, when directed by the Company, any Bonds held by the Company. The sale price of each Bond must be equal to the principal amount of each Bond plus accrued interest, if any, to the purchase date. The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some of or all the Bonds. The Remarketing Agent may buy as principal any Bonds to be offered under this Section 3.08.

         (c)......Notices in Respect of Tenders. When the Trustee receives a notice from a Bondholder (or a Beneficial Owner through its Direct Participant) as specified in Section 6 of the form of the Bond for the Bondholder (or a Beneficial Owner through its Direct Participant) that Bonds are being tendered, the Trustee will promptly notify the Remarketing Agent and the Company by facsimile transmission or telephone, promptly confirmed in writing, of the receipt of such notice, but in no event later than the following times:

                  (i) when the Bonds bear interest at a Daily Rate, no later than 11:15 a.m. (New York City time) on the same Business Day; and

                  (ii) when the Bonds bear interest at a Weekly Rate, no later than 11:15 a.m. (New York City time) on the Business Day next succeeding receipt of such notice.

         (d)......Delivery of Remarketed Bonds.

         .........(i)......Except when a book-entry system of registration is in effect, the Trustee shall hold all Bonds delivered pursuant to this Section 3.08 in trust for the benefit of the owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders, and thereafter, if such Bonds are remarketed, shall deliver replacement Bonds, prepared by the Trustee in accordance with the directions of the Remarketing Agent and authenticated by the Trustee, for any Bonds purchased in accordance with the written directions of the Remarketing Agent, to the Remarketing Agent for delivery to the purchasers thereof.

         .........(ii).....The Remarketing Agent or, in the case of Bonds bearing an Auction Mode Rate, the Auction Agent shall advise the Trustee and the Company in writing or by facsimile transmission of the principal amount of Bonds which have been remarketed, together with the denominations and registration instructions (including taxpayer identification numbers) in accordance with the following schedule (all times of which are New York City time):

 CURRENT METHOD OF INTEREST RATE            TIME BY WHICH INFORMATION
 DETERMINATION OR, IN CONNECTION                 TO BE FURNISHED
WITH A CHANGE IN SUCH METHOD, THE                  TO TRUSTEE
   NEW METHOD OF INTEREST RATE
          DETERMINATION
     Commercial Paper Period             12:15 p.m. on the purchase date
        Daily Rate Period                12:15 p.m. on the purchase date
        Weekly Rate Period               12:15 p.m. on the purchase date
  Long-Term Interest Rate Period         12:15 p.m. on the purchase date
       Auction Rate Period              12:15 p.m. on the date of auction
        Index Rate Period                12:15 p.m. on the purchase date

                  (iii) The terms of any sale by the Remarketing Agent shall provide for the authorization of the payment of the purchase price by the Remarketing Agent to the Trustee in exchange for Bonds registered in the name of the new Bondholder which shall be delivered by the Trustee to the Remarketing Agent at or before 2:00 p.m. (New York City time) on the purchase date if the purchase price has been received from the Remarketing Agent by the time set forth in Section 3.08(e) on the purchase date.

         (e)......Delivery of Proceeds of Sale. The Remarketing Agent shall deliver directly to the Trustee an amount equal to the principal amount thereof plus accrued interest, if any, of the Bonds which the Remarketing Agent has advised the Trustee have been remarketed pursuant to Section 3.08(d)(ii) no later than 12:30 p.m. (New York City time) on the purchase date.


                                   ARTICLE IV

                  APPLICATION OF PROCEEDS AND PAYMENT OF BONDS

         Section 4.01......Application of Proceeds. The Issuer will cause the proceeds of the initial sale of the Bonds to be deposited with the Trustee in a segregated trust account. On a date or dates to be designated by the Company, the Trustee will disburse the proceeds of the initial sale of the Bonds and any investment earnings thereon to the Prior Bonds Trustee for deposit in the bond fund created under the Prior Indenture, to be applied, along with any other necessary moneys of the Company, to pay the redemption price of the Prior Bonds upon call for redemption.

         The Trustee shall keep and maintain adequate records pertaining to the trust accounts and any disbursements therefrom.

         Section 4.02......Payment of Bonds. The Trustee will make payments of principal of, premium, if any, and interest on the Bonds from moneys available to the Trustee under this Indenture for that purpose. The Trustee will pay the purchase price of tendered Bonds first from the proceeds of the sale of Bonds under Section 3.08 and second from other moneys available to the Trustee for that purpose; provided, however, that during an Auction Rate Period, payment of purchase price shall occur pursuant to the auction procedures set forth in Exhibit B hereto.

         All moneys received as proceeds of remarketing the Bonds under Section
3.08 shall be held segregated by the Trustee in a separate and segregated trust account. To the extent that the payment of principal or interest on the Bonds is made from moneys as described in this Section, such payment shall also satisfy and discharge any payment obligation of the Company under the Note and the Trustee shall promptly notify the Company in writing if such payment requirement has not been satisfied. If any Bond is redeemed prior to maturity or if the Company surrenders any Bond to the Trustee for cancellation, the Trustee shall cancel such Bond.

         Section 4.03......Investments of Moneys. The Trustee will invest and reinvest moneys held by the Trustee as directed by the Company to the extent permitted by law, in:

         (a)......Government Obligations;

         (b)......Bonds and notes of the Federal Land Bank;

         (c)......Obligations of the Federal Intermediate Credit Bank;

         (d)......Obligations of the Federal Bank for Cooperatives;

         (e)......Bonds and notes of Federal Home Loan Banks;

         (f)......Negotiable or non-negotiable certificates of deposit, time deposits or similar banking arrangements, issued by a bank or trust company (which may be the commercial banking department of the Trustee or any bank or trust company under common control with the Trustee) or savings and loan association which are insured by the Federal Deposit Insurance Corporation or secured as to principal by Government Obligations; or

         (g)......Other investments then permitted by law.

         The Trustee may make investments permitted by this Article through its own bond department or the bond department of any bank or trust company under common control with the Trustee. Investments will be made so as to mature or be subject to redemption at the option of the holder on or before the date or dates that the Trustee anticipates that moneys from the investments will be required. The Trustee, when authorized by the Company, may trade with itself in the purchase and sale of securities for such investment. Investments will be registered in the name of the Trustee and held by or under the control of the Trustee. The Trustee will sell and reduce to cash a sufficient amount of investments whenever the cash held by the Trustee is insufficient. The Trustee shall not be liable for any loss from such investments to the extent directed by the Company and to the extent such directions have been complied with by the Trustee.

         Section 4.04......Creation of Bond Fund. In addition to the trusts created under Section 4.01, there is hereby created and established with the Trustee a trust fund to be designated "Mississippi Business Finance Corporation Solid Waste Disposal Facilities Revenue Refunding Bonds, Series 2002 (Gulf Power Company Project) Bond Fund". Moneys deposited therein shall be used to pay the principal of, purchase price and premium, if any, and interest on the Bonds as provided in this Indenture.

         Section 4.05......Payments into the Bond Fund. There shall be deposited into the Bond Fund that portion, if any, of the proceeds from the sale of the Bonds consisting of accrued interest on the Bonds up to the date of their delivery. In addition, there shall be deposited into the Bond Fund, as and when received, (i) all payments of the amounts owed by the Company under the first paragraph of Section 3.2 of the Agreement; and (ii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement which are required, or which are accompanied by directions from the Company that such moneys are, to be paid into the Bond Fund. The Issuer hereby covenants and agrees that, so long as any of the Bonds are outstanding, it will deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from revenues derived pursuant to the Agreement and the Note promptly to meet and pay the principal of, purchase price and premium, if any, and interest on the Bonds as the same become due and payable; provided, however, that nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than revenues derived pursuant to the Agreement or the Note. The Trustee is authorized to receive at any time payments or prepayments from the Company pursuant to the Agreement and the Note for deposit in the Bond Fund.

         Section 4.06......Use of Moneys in the Bond Fund. All interest accruing on the Bonds up to the date of their delivery, if any, will be paid from the amounts, if any, deposited in the Bond Fund pursuant to the first sentence of
Section 4.05. Except as provided in this Indenture, moneys in the Bond Fund shall be used solely for the payment of the principal of, purchase price and premium, if any, and interest on the Bonds. Upon receipt of a written notice from the Company pursuant to Section 4.8 of the Agreement and, in the case of a purchase of Bonds, upon the deposit of cash or Government Obligations in the Bond Fund sufficient, together with other amounts available therefor in the Bond Fund, to make the purchase of Bonds, the Issuer and the Trustee covenant and agree to take and cause to be taken the necessary steps to redeem or purchase such principal amount of Bonds as specified by the Company in such written notice; provided, however, that any available moneys in the Bond Fund may be used on direction of the Company to redeem a part of the Bonds outstanding and then redeemable or to purchase Bonds for cancellation so long as the Company is not in default with respect to any payments required pursuant to Section 3.2 of the Agreement and to the extent said moneys are in excess of the amount required for payment of the Bonds theretofore matured or called for redemption and interest accrued and payable in respect of outstanding Bonds.

         Section 4.07......Custody of the Bond Fund. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer, and the Issuer hereby authorizes and directs the Trustee to withdraw sufficient funds from the Bond Fund to pay the principal of, purchase price and premium, if any, and interest on the Bonds as the same become due and payable and to make said funds so withdrawn available to the paying agents hereunder at their principal office, for the purpose of paying said principal, purchase price and premium, if any, and interest, which authorization and direction the Trustee hereby accepts.

         Section 4.08......Non-presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof, if funds sufficient to pay such Bond shall have been deposited in the Bond Fund or otherwise made available to the Trustee through deposit therein as provided in Section 4.05, all liability of the Issuer to the holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds within a separate account in the Bond Fund, subject to the provisions of Section 4.11, without liability for interest thereon, for the benefit of the holder of such Bond, which shall thereafter (subject to the provisions of Section 4.11) be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond.

         Section 4.09......Moneys to Be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the account of the Bond Fund under any provision of this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds or the payment of Bonds, including Bonds which are deemed to be paid within the meaning of Section 7.01, shall, while held by the Trustee, constitute part of the trust estate and be subject to the security interest created hereby.

         Section 4.10......Repayment to the Company from the Bond Fund. Any amounts remaining in the Bond Fund (other than moneys, if any, set aside as provided herein), after payment in full of the Bonds (or provision for payment thereof having been made in accordance with this Indenture), the fees and expenses of the Trustee and any additional paying agent and tender agent and all other amounts required to be paid hereunder shall be repaid to the Company as provided in Section 6.10 of the Agreement.

         Section 4.11......Moneys Held in Trust; Unclaimed Funds. Money received by the Remarketing Agent or the Trustee from the sale of a Bond under Section
3.08 or for the purchase of a Bond will be held segregated from other funds of the Remarketing Agent or the Trustee in trust for the benefit of the person from whom such Bond was purchased or the person delivering such purchase money, as the case may be, and will not be invested. The Trustee shall promptly, but in no event later than 30 days of their original deposit, apply moneys received from the Company in accordance with this Indenture, or if not directed herein, as directed by the Company.

         Notwithstanding the provisions of the immediately preceding paragraph, any moneys which shall be set aside by the Trustee or deposited by the Trustee with the paying agents and which shall remain unclaimed by the holders of such Bonds for a period of six (6) years after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company or to such officer, board or body as may then be entitled by law to receive the same, and thereafter the holders of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Issuer and the paying agents shall have no responsibility with respect to such moneys.

         Section 4.12......Rebate Fund. There is hereby created and established a Rebate Fund which shall be administered by the Trustee in accordance with the provisions of this Indenture and the Arbitrage Rebate Agreement and which Rebate Fund shall not be part of the trust established under this Indenture. The Trustee shall be permitted to transfer moneys from the Bond Fund to the Rebate Fund to satisfy the requirements of the Arbitrage Rebate Agreement.


                                    ARTICLE V

                                BOOK-ENTRY SYSTEM

         Section 5.01......Book-Entry System. The Bonds shall be initially issued in the name of Cede & Co., as nominee for The Depository Trust Company as the initial Securities Depository and registered owner of such Bonds, and held in the custody of the Securities Depository. A single certificate will be issued and delivered to the Securities Depository, or a custodian thereof, for the Bonds. The Beneficial Owners will not receive physical delivery of Bond certificates except as provided herein. For so long as the Securities Depository shall continue to serve as securities depository for such Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only on the records of the Securities Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Bonds is to receive, hold or deliver any Bond certificate. The Issuer, the Company and the Trustee will recognize the Securities Depository or its nominee as the Bondholder of such Bonds for all purposes, including payment, notices and voting.

         The Issuer and the Trustee covenant and agree, so long as The Depository Trust Company shall continue to serve as Securities Depository for the Bonds, to meet the requirements of The Depository Trust Company with respect to required notices and other provisions of the Issuer's Blanket Letter of Representations.

         The Issuer, the Trustee, the Company and the Remarketing Agent may conclusively rely upon (i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry System and (ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.

         Whenever, during the term of the Bonds, the beneficial ownership thereof is determined by a book-entry at the Securities Depository, the requirements in this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository as to registering or registering the transfer of the book-entry to produce the same effect. Any provision hereof permitting or requiring delivery of Bonds shall, while the Bonds are in a Book-Entry System, be satisfied by the notation on the books of the Securities Depository in accordance with applicable law.

         The Trustee and the Issuer, at the direction and expense of the Company and with the consent of the Remarketing Agent, may from time to time appoint a successor Securities Depository and enter into an agreement with such successor Securities Depository to establish procedures with respect to the Bonds consistent with current industry practice. Any successor Securities Depository shall be a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

         None of the Issuer, the Company, the Trustee, any Broker-Dealer nor the Remarketing Agent will have any responsibility or obligation to any Securities Depository, any Participants in the Book-Entry System or the Beneficial Owners with respect to (i) the accuracy of any records maintained by the Securities Depository or any Participant; (ii) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption or purchase price of, or interest on, any Bonds;
(iii) the delivery of any notice by the Securities Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (v) any other action taken by the Securities Depository or any Participant.

         Bond certificates are required to be delivered to and registered in the name of the Beneficial Owner, under the following circumstances:

                  (a) The Securities Depository determines to discontinue providing its service with respect to the Bonds and no successor Securities Depository is appointed as described above. Such a determination may be made at any time by giving 30 days' notice to the Issuer, the Company, the Remarketing Agent and the Trustee and discharging its responsibilities with respect thereto under applicable law.

                  (b) The Company determines not to continue the Book-Entry System through a Securities Depository.

         The Trustee is hereby authorized to make such changes to the form of bond attached hereto as Exhibit A which are necessary or appropriate to reflect whether the Book-Entry System is in effect, that a successor Securities Depository has been appointed or that an additional or co-paying agent or tender agent has been designated pursuant to Section 12.03.

         If at any time, the Securities Depository ceases to hold the Bonds, all references herein to the Securities Depository shall be of no further force or effect.


                                   ARTICLE VI

                                    COVENANTS

         Section 6.01......Payment of Bonds. The Issuer will promptly pay the principal of, premium, if any, and interest on, and other amounts due with respect to, the Bonds on the dates and in the manner provided in the Bonds, but only from the amounts assigned to and held by the Trustee under this Indenture. The Bonds and the interest thereon shall not be deemed to constitute a debt, liability or obligation of the Issuer or the State or any political subdivision thereof, or a pledge of the faith and credit of the Issuer or the State or any political subdivision thereof, but the Bonds shall be payable solely from the revenues provided therefor as herein described and the Issuer is not obligated to pay the Bonds or the interest thereon except from the revenues and proceeds pledged therefor and neither the faith and credit of the Issuer or the State nor the taxing power of the State or any political subdivision thereof is pledged to the payment of the principal of or the premium, if any, or interest on this Bond.

         Section 6.02......Performance of Covenants; Issuer. The Issuer
covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Indenture, to accept, assign and pledge the Note and the Agreement and the amounts payable under the Note and to pledge the amounts hereby pledged in the manner and to the extent herein set forth; that all action on its part necessary for the issuance of the Bonds and the execution and delivery of this Indenture and the Agreement has been duly and effectively taken; and that the Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

         Section 6.03......Recording and Filing; Further Assurances. The Issuer
will execute and deliver such supplemental indentures and such further instruments, and do such further acts, as the Trustee may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under this Indenture for the payment of the Bonds. The Issuer further covenants that it will not create or suffer to be created any lien, encumbrance or charge upon its interest in the Note or the Agreement, if any, except the lien of this Indenture.

         Section 6.04......Tax Covenants.

         (a)......The Issuer covenants that it shall take no action nor make any investment or use of the proceeds of the Bonds or any other moneys which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Code to the extent that the same may be applicable or proposed to be applicable to the Bonds at the time of such action, investment or use or which would cause any Bond to be treated as an obligation not described in Section 103(a) of the Code by reason of its failure to meet any of the requirements contained in Section 148 of the Code.

         .........Notwithstanding any provision of this Indenture to the contrary, the Trustee shall not be liable or responsible for any calculation or determination which may be required in connection with, or for the purpose of complying with, Section 148 of the Code, or any successor statute or any regulation, ruling or other judicial or administrative interpretation thereof, including, without limitation, the calculation of amounts required to be paid to the United States of America or the determination of the maximum amount which may be invested in obligations having a yield higher than the yield on the Bonds, and the Trustee shall not be liable or responsible for monitoring the compliance by the Issuer or the Company with any of the requirements of Section 148 of the Code or any applicable regulation, ruling or other judicial or administrative interpretation thereof; it being acknowledged and agreed that the sole obligation of the Trustee with respect to the investment of monies held under any fund or account created hereunder shall be to invest such monies in accordance with Section 4.03 in each case pursuant to the instructions received by the Trustee in accordance with Section 4.03.

         (b)......The Issuer and the Company covenant and agree that they shall take all necessary or desirable steps to comply with the requirements of the Arbitrage Rebate Agreement and this Section in order to ensure that interest on the Bonds is excluded from gross income for federal income tax purposes under
Section 103(a) of the Code; provided, however, the Issuer and the Company shall not be required to comply with any such requirement in the event the Issuer or the Company, as the case may be, receives a Favorable Opinion of Tax Counsel that compliance with such requirement is not required to maintain the federal income tax exclusion of interest on the Bonds, or in the event the Issuer or the Company, as the case may be, receives a Favorable Opinion of Tax Counsel that compliance with some other requirement in lieu of such requirement will meet the requirements of Section 148(f) of the Code, in which case compliance with such other requirement specified in the Favorable Opinion of Tax Counsel shall constitute compliance with such requirement. To that end, the Issuer and the Company will comply with all requirements of the Code to the extent applicable to the Bonds.

         (c)......The Company covenants and agrees that it shall calculate or cause to be calculated the Rebate Requirement with respect to the Bonds as required by the Arbitrage Rebate Agreement.

         (d)......The obligations imposed upon the Company by this Section 6.04 have been acknowledged and accepted by the Company in Section 4.9 of the Agreement.

         Section 6.05......Rights Under Agreement. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder; and the Issuer agrees that the Trustee in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

         Section 6.06......Designation of Additional Paying Agents. The Issuer
may cause, with the consent of the Company, the necessary arrangements to be made through the Trustee and to be thereafter continued for the designation of additional paying agents and for providing for the payment of such of the Bonds as shall be presented when due at the corporate trust office of the Trustee, or its successor in trust hereunder, or at the principal office of said additional paying agents. All such funds held by said additional paying agents shall be held by each of them in trust and shall constitute a part of the trust estate and shall be subject to the security interest created hereby.

         Section 6.07......Existence of Issuer. The Issuer covenants that it will at all times maintain its corporate existence and will duly procure any necessary renewals and extensions thereof; will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it; and will comply with all valid acts, rules, regulations and orders of any legislative, executive, judicial or administrative body applicable to the Bonds.


                                   ARTICLE VII

                             DISCHARGE OF INDENTURE

         Section 7.01......Bonds Deemed Paid; Discharge of Indenture. Any Bond
will be deemed paid for all purposes of this Indenture when (a) payment of the principal of and interest (which, except for Bonds which bear interest at a Long-Term Interest Rate, shall be calculated at the Maximum Interest Rate) on the Bond to the due date of such principal and interest (whether at maturity, upon redemption or otherwise) or the payment of the purchase price either (1) has been made in accordance with the terms of the Bonds or (2) has been provided for by depositing with the Trustee in trust (A) moneys in an amount which are sufficient to make such payment and/or (B) Government Obligations maturing as to principal and interest in such amounts and at such times as will insure, without any further reinvestment, the availability of sufficient moneys to make such payment, and (b) all compensation and reasonable expenses of the Trustee pertaining to each Bond in respect of which such deposit is made have been paid or provided for to the Trustee's satisfaction. When a Bond is deemed paid, it will no longer be secured by or entitled to the benefits of this Indenture or be an obligation of the Issuer, and shall be payable solely from the moneys or Government Obligations under (a)(2) above, except that such Bond may be tendered if and as provided in the Bonds and it may be registered as transferred, exchanged, registered, discharged from registration or replaced as provided in
Article II.

         Notwithstanding the foregoing, upon the deposit of funds or Government Obligations under clause (a)(2) of the first paragraph of this Section 7.01, the purchase price of tendered Bonds shall be paid from the sale of Bonds under
Section 3.08. If payment of such purchase price is not made from the sale of Bonds pursuant to Section 3.08, payment shall be made from funds (or Government Obligations) on deposit pursuant to this Section without the need of any further instruction or direction by the Company, in which case such Bonds shall be surrendered to the Trustee and cancelled.

         Notwithstanding the foregoing, no deposit under clause (a)(2) of the first paragraph of this Section 7.01 shall be deemed a payment of a Bond until
(1) the Company has furnished the Trustee an Opinion of Tax Counsel to the effect that the deposit of such cash or Government Obligations will not cause the Bonds to become "arbitrage bonds" under Section 148 of the Code and (2) (a) notice of redemption of the Bond is given in accordance with Article III or, if the Bond is not to be redeemed or paid within the next 60 days, until the Company has given the Trustee, in form satisfactory to the Trustee, irrevocable instructions (i) to notify, as soon as practicable, the owner of the Bond, in accordance with Article III, that the deposit required by (a)(2) above has been made with the Trustee and that the Bond is deemed to be paid under this Article and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of the Bond, and premium, if any, and interest on such Bond, if the Bond is to be redeemed rather than paid and (ii) to give notice of redemption not less than 30 nor more than 60 days prior to the redemption date for such Bond or (b) the maturity of the Bond.

         When all outstanding Bonds are deemed paid under the foregoing provisions of this Section, the Trustee will upon request acknowledge the discharge of the lien of this Indenture, provided, however that the obligations relating to the tender for purchase as provided in the Bonds, the obligations under Section 6.04 and obligations under Article II in respect of the registration of transfer, exchange, registration, discharge from registration and replacement of Bonds shall survive the discharge of the lien of this Indenture.

         Section 7.02......Application of Trust Money. The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to the preceding Section and shall apply the deposited money and the money from the Government Obligations in accordance with this Indenture only to the payment of principal of, premium, if any, and interest on the Bonds and to the payment of the purchase price of tendered Bonds.

         Section 7.03......Repayment to Company. The Trustee shall promptly pay to the Company upon request any excess money or securities held by the Trustee at any time under this Article VII.


                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

         Section 8.01......Events of Default. An "Event of Default" is any of
the following:

                  (a) Default in the payment of any interest on any Bond when due and as the same shall become due and payable, which default continues for five days;

                  (b) Default in the due and punctual payment of principal on any Bond when due and payable, whether at maturity, upon redemption, or by declaration or otherwise;

                  (c) Default in the due and punctual payment of the purchase price of any Bond required to be purchased in accordance with its terms; or

                  (d) An event of default has occurred and is continuing under the Agreement.

         Section 8.02......Acceleration. Upon the occurrence of an Event of
Default, the Trustee may and upon receipt of the written request of the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable; and such principal and interest shall thereupon become and be immediately due and payable.

         If after the principal of the Bonds and the accrued interest thereon have been so declared to be due and payable, all arrears of interest and interest on overdue installments of interest (if lawful) and the principal and premium, if any, on all Bonds then outstanding which shall have become due and payable otherwise than by acceleration and all other sums payable under this Indenture or upon the Bonds, except the principal of, and interest on, the Bonds which by such declaration shall have become due and payable, are paid by the Issuer, and the Issuer also performs all other things in respect of which it may have been in default hereunder and pays the reasonable charges of the Trustee, the Bondholders and any trustee appointed under law, including the Trustee's reasonable attorneys' fees, then, and in every such case, the Trustee shall annul such declaration and its consequences, and such annulment shall be binding upon all holders of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any such annulment notice pursuant to this paragraph to the Issuer, the Insurer and the Company.

         Section 8.03......Other Remedies. If an Event of Default occurs and is continuing, subject to Section 8.06, the Trustee, before or after declaring the principal of the Bonds and the interest accrued thereon immediately due and payable, may and upon receipt of the written request of the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding and shall, by notice in writing delivered to the Issuer and the Company, pursue any available remedy by proceeding at law or in equity available to the Trustee under the Agreement and the Note to collect the principal of or interest on the Bonds or to enforce the performance of any provision of the Bonds, the Note, this Indenture or the Agreement.

         The Trustee, as the assignee of all the right, title and interest of the Issuer in and to the Agreement and the Note, may enforce each and every right granted to the Issuer under the Agreement and the Note. In exercising such rights and the rights given the Trustee under this Article VIII, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 9.01(a), would best serve the interests of the Bondholders.

         Section 8.04......Legal Proceeding by Trustee. If any Event of Default
has occurred and is continuing, the Trustee may and upon receipt of the written request of the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, and receipt of indemnity to its satisfaction shall, in its own name:

                  (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and the Note and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholder and to perform its duties under the Act;

                  (b)      bring suit upon the Bonds;

                  (c) by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; or

                  (d) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

         No remedy conferred upon or reserved to the Trustee or to the Bondholders by the terms of this Indenture is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

         No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient.

         No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

         Section 8.05......Appointment of Receivers. Upon the occurrence and continuance of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled as a matter of right to the appointment of a receiver or receivers of the trust estate with such powers as the court making such appointment shall confer.

         Section 8.06......Waiver of Past Defaults. The holders of a majority in principal amount of the Bonds then outstanding by notice to the Trustee may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

         Section 8.07......Control by Majority. The holders of a majority in principal amount of the Bonds then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 9.01, that the Trustee determines is unduly prejudicial to the rights of other Bondholders, or would involve the Trustee in personal liability.

         Section 8.08......Limitation on Suits. A Bondholder may not pursue any remedy with respect to this Indenture or the Bonds unless (a) the holder gives the Trustee notice stating that an Event of Default is continuing, (b) the holders of at least 25% in principal amount of the Bonds then outstanding make a written request to the Trustee to pursue the remedy, (c) such holder or holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense and (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the holders of all Bonds then outstanding. Nothing in the Indenture contained shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of and premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place, from the source and in the manner in the Bonds expressed.

         A Bondholder may not use this Indenture to prejudice the rights of another Bondholder or to obtain a preference or priority over the other Bondholders.

         Section 8.09......Rights of Holders to Receive Payment. Notwithstanding
any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on a Bond, on or after the due dates expressed in the Bond, or the purchase price of a Bond on or after the date for its purchase as provided in the Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of the holder.

         Section 8.10......Collection Suit by Trustee. If an Event of Default
under Section 8.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount remaining unpaid under the Note and the Agreement.

         Section 8.11......Trustee May File Proofs of Claim. The Trustee may
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other person performing similar functions. In the event of a bankruptcy or reorganization of the Company, the Trustee may file a proof of claim on behalf of all Bondholders with respect to the obligations of the Company pursuant to the Agreement and the Note.

         Section 8.12......Priorities. If the Trustee collects any money pursuant to this Article, it shall be deposited into the Bond Fund and paid out in the following order:

                  FIRST: To the Rebate Fund, any amounts necessary to meet the Rebate Requirement.

                  SECOND: To the Trustee for amounts to which it is entitled under Section 9.02.

                  THIRD: To Bondholders for amounts due and unpaid on the Bonds for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal and interest, respectively.

                  FOURTH:  To the Company.

The Trustee may fix a payment date for any such payment to the Bondholders under this Section 8.12.

         Section 8.13......Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Issuer, a suit by a holder pursuant to Section 8.07 or a suit by holders of more than 10% in principal amount of the Bonds then outstanding.


                                   ARTICLE IX

                          TRUSTEE AND REMARKETING AGENT

         Section 9.01......Acceptance of the Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform such trusts, but only upon and subject to the following express terms and conditions:

                  (a) The Trustee, prior to the occurrence of any Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent corporate trustee would exercise or use under the circumstances in the enforcement of a corporate indenture.

                  (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees selected by it with reasonable care and the Trustee shall not be responsible for the conduct of such attorneys, agents, receivers or employees, if selected with reasonable care, and shall be entitled to advice of counsel concerning all matters relating to the trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction in good faith in reliance upon such opinion or advice.

                  (c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture, or any other instrument required by this Indenture to secure the Bonds, or for insuring the Project or collecting any insurance moneys, or for validity of the execution by the Issuer of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby.

                  (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not the Trustee. To the extent permitted by law, the Trustee may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

                  (e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon owners of Bonds issued in exchange therefor or in place thereof.

                  (f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by the Issuer or the Company as sufficient evidence of the facts therein contained; and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this Section 9.01, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary or Assistant Secretary of the Issuer under the Issuer's seal to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

                  (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and it shall not be answerable for other than its negligence or willful default.

                  (h) The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article IV hereof, unless the Trustee shall be specifically notified in writing of such Event of Default by the Insurer, the Issuer or by the holders of at least 25% in aggregate principal amount of Bonds then outstanding; and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.

                  (i) At any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to inspect any and all parts of the Project, including all books, papers and records of the Issuer pertaining to the Project and the Bonds and to take such memoranda from and in regard thereto as may be desired.

                  (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

                  (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, which the Trustee in its discretion may deem desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

                  (l) Before taking any action referred to in Section 8.02, 8.03, 8.04, 8.05, 8.08, 8.09 or 9.04, the Trustee may require that satisfactory indemnity be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default by reason of any action so taken.

                  (m) All moneys received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required herein or by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received hereunder except such as may be mutually agreed upon.

                  (n) No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

         Section 9.02......Fees, Charges and Expenses of Trustee. The Trustee
shall be entitled to payment and reimbursement for reasonable fees for its services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services. Upon an Event of Default, but only upon an Event of Default, the Trustee shall have a first lien, with right of payment prior to payment on account of principal of and premium, if any, and interest on any Bond, upon the trust estate for the foregoing fees, charges and expenses incurred by it other than moneys paid pursuant to the Policy.

         Section 9.03......Notice to Bondholders if an Event of Default Occurs.
If an Event of Default occurs of which the Trustee is by Section 9.01(h) required to take notice or if notice of an Event of Default be given as in
Section 9.01(h) provided, then the Trustee shall promptly give written notice thereof by registered or certified mail to each owner of Bonds then outstanding and to the Insurer.

         Section 9.04......Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the owners of the Bonds, the Trustee may intervene on behalf of the Bondholders and shall do so if requested in writing by the owners of at least 25% of the aggregate principal amount of Bonds then outstanding. The rights and obligations of the Trustee under this Section 9.04 are subject to the approval of a court of competent jurisdiction.

         Section 9.05......Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.06......Resignation by Trustee. The Trustee and any successor
Trustee may at any time resign from the trusts hereby created by giving thirty days' written notice to the Issuer and the Company, served personally or sent by registered or certified mail, and to each owner of Bonds then outstanding, sent by registered or certified mail, and such resignation shall take effect at the end of such thirty days, or upon the earlier appointment of a successor Trustee pursuant to Section 9.08 hereof.

         Section 9.07......Removal of Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to (a) the Trustee, the Issuer and the Company, and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding, or (b) the Trustee and the owners of all Bonds then outstanding and signed by the Issuer and the Company.

         Section 9.08......Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor shall be appointed by the Issuer at the direction of the Company. The Issuer shall cause notice of such appointment to be given in the same manner as the giving of notices of redemption as set forth in Section 3.04. If the Issuer fails to make such appointment promptly, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding with the written consent of the Insurer (if a Policy is in effect and the Insurer is not in default thereunder). Every such successor Trustee appointed pursuant to the provisions of this Section 9.08 shall be a trust company or bank in good standing having a reported capital, surplus and undivided profits of not less than $25,000,000, if there be such an institution willing, qualified and able to accept the trusts upon reasonable and customary terms.

         Section 9.09......Concerning Any Successor Trustee. Every successor
Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all of the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article IX, shall be filed and/or recorded by the successor Trustee in each recording office where the Indenture shall have been filed and/or recorded and the successor Trustee shall bear the cost thereof.

         Section 9.10......Successor Trustee as Bond Registrar, Custodian of the
Bond Fund and Paying Agent. In the event of a change of Trustee, the Trustee which has resigned or been removed shall cease to be bond registrar, custodian of the Bond Fund and a paying agent for principal of and premium, if any, and interest on the Bonds, and the successor Trustee shall become such bond registrar, custodian and a paying agent.

         Section 9.11......Trustee and Issuer Required to Accept Directions and
Actions of Company. Whenever, after a reasonable request by the Company, the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any action which the Issuer is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Company as agent of the Issuer may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Indenture. The Company shall have the right as agent of the Issuer to cause the Trustee to comply with any of the Trustee's obligations under this Indenture to the same extent that the Issuer is empowered so to do.

         Certain actions or failures to act by the Issuer under this Indenture may create or result in an Event of Default under this Indenture and the Company, as agent of the Issuer, may to the extent permitted by law, perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to prevent or correct said Event of Default and the Trustee shall take or accept such performance by the Company as performance by the Issuer in such event.

         The Issuer hereby makes, constitutes and appoints the Company irrevocably as its agent to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section 9.11.

         Section 9.12......No Transfer of Note Held by the Trustee; Exception.
Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer the Note or its rights under any Policy and the Trustee is authorized to enter into an agreement with the Company to such effect.

         Section 9.13......Filing of Certain Continuation Statements. From time to time, the Trustee shall duly file, or cause to be filed, at the expense of the Company, continuation statements for the purpose of continuing without lapse the effectiveness of the filing of the financing statements with respect to the security interest created by this Indenture in the Agreement and the Note, at or prior to the issuance of the Bonds and any previously filed continuation statements which shall have been filed as herein required. The Issuer shall sign and deliver to the Trustee or its designee such continuation statements as may be requested of it from time to time by the Trustee. Upon the filing of any such continuation statements the Trustee shall immediately notify the Issuer and the Company that the same has been accomplished.

         Section 9.14......Duties of Remarketing Agent. Except as otherwise described herein, the Remarketing Agent will set the interest rates on the Bonds and perform the other duties provided for in Section 2.02 and will remarket the Bonds as provided in Section 3.08, subject to any provisions of a remarketing agreement between the Company and the Remarketing Agent. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such.

         Section 9.15......Eligibility of Remarketing Agent. Unless a notice of redemption with respect to the Bonds has theretofore been issued by the Trustee pursuant to Section 3.04, upon any change in the Determination Method, the Company shall appoint a Remarketing Agent in sufficient time for such Remarketing Agent to establish the interest rate for such succeeding Interest Rate Period. The Company will give prompt notice of such appointment to the Issuer and the Trustee. The Remarketing Agent will be a bank, trust company or member of the National Association of Securities Dealers, Inc. organized and doing business under the laws of the United States or any state or the District of Columbia, will have a combined capital stock, surplus and undivided profits of at least $15,000,000 as shown in its most recent published annual report, will be a Participant in the Securities Depository and will be authorized by law to perform all the duties imposed upon it by this Indenture. Any successor Remarketing Agent shall be rated at least Baa3/P-3 or otherwise qualified by Moody's Investors Service, Inc. or have an equivalent rating of another rating agency.

         Section 9.16......Replacement of Remarketing Agent. The Remarketing
Agent may resign by notifying the Issuer, the Trustee and the Company. Such resignation will take effect on the day a successor Remarketing Agent appointed in accordance with this Section 9.16 has accepted the appointment or, if no successor has so accepted, 30 days after notice of resignation has been sent. The Company may remove the Remarketing Agent at any time by an instrument signed by the Company and filed with the Remarketing Agent, the Issuer and the Trustee at least 30 days prior to the effective date of such removal (which will not in any event occur prior to the appointment of a successor Remarketing Agent). A new Remarketing Agent may be appointed by the Company upon the resignation or removal of the Remarketing Agent. The Trustee shall promptly notify the Bondholders of any change in the Remarketing Agent.

         Section 9.17......Compensation of Remarketing Agent. The Remarketing
Agent will not be entitled to any compensation from the Issuer or the Trustee or to any property held under this Indenture but must make separate arrangements with the Company for compensation.

         Section 9.18......Successor Remarketing Agent. If the Remarketing Agent
consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Remarketing Agent, provided that such successor shall be eligible under the applicable provisions in this Article.

         Section 9.19......Inapplicability of Remarketing Agent. The provisions of this Indenture relating to the Remarketing Agent, including, but not limited to, Sections 9.14, 9.15, 9.16, 9.17 and 9.18, shall not apply when the Bonds are in an Auction Rate Period.


                                   ARTICLE X.

                   AMENDMENTS OF AND SUPPLEMENTS TO INDENTURE

         Section 10.01..... Without Consent of Bondholders. The Issuer and the
Trustee may amend or supplement this Indenture or the Bonds without notice to or consent of any Bondholder:

                  (a) to cure any ambiguity, inconsistency or formal defect or omission,

                  (b) to grant to the Trustee for the benefit of the Bondholders additional rights, remedies, powers or authority,

                  (c) to subject to this Indenture additional collateral or to add other agreements of the Issuer,

                  (d) to modify this Indenture or the Bonds to permit qualification under the Trust Indenture Act of 1939, as amended, or any similar federal statute at the time in effect, or to permit the qualification of the Bonds for sale under the securities laws of any state of the United States,

                  (e) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature,

                  (f) to increase or decrease the number of days specified for the giving of notices in Section 3.07 and to make corresponding changes to the period for notice of redemption of the Bonds; provided that no decreases in any such number of days shall become effective except while the Bonds bear interest at a Daily Rate or a Weekly Rate and until 30 days after the Trustee has given notice to the owners of the Bonds,

                  (g) to provide for an uncertificated system of registering the Bonds or to provide for the change to or from a Book-Entry System for the Bonds,

                  (h) to evidence the succession of a new Trustee or the appointment by the Trustee or the Issuer of a co-trustee, or

                  (i) to make any change (including a change in Section 4.01 to reflect any amendment to the Code or interpretations by the Internal Revenue Service of the Code) that does not materially adversely affect the rights of any Bondholder; or

                  (j) to make any other changes to this Indenture that take effect as to any or all remarketed Bonds following a mandatory tender.

         Section 10.02.....With Consent of Bondholders. If an amendment of or supplement to this Indenture or the Bonds without any consent of Bondholders is not permitted by the preceding Section, the Issuer and the Trustee may enter into such amendment or supplement without prior notice to any Bondholders but with the consent of the holders of at least a majority in aggregate principal amount of the Bonds then outstanding. However, without the consent of each Bondholder affected, no amendment or supplement may (a) extend the maturity of the principal of, or interest on, any Bond, (b) reduce the principal amount of, or rate of interest on, any Bond, (c) effect a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (d) reduce the percentage of the principal amount of the Bonds required for consent to such amendment or supplement, (e) impair the exclusion from federal gross income of interest on any Bond, (f) eliminate the holders' rights to tender the Bonds, or any mandatory redemption of the Bonds, extend the due date for the purchase of Bonds tendered by the holders thereof or call for mandatory redemption or reduce the purchase or redemption price of such Bonds, (g) create a lien ranking prior to or on a parity with the lien of this Indenture on the property described in the Granting Clause of this Indenture or (h) deprive any Bondholder of the lien created by this Indenture on such property. In addition, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to
Article VII for the payment of Bonds and those Bonds shall not have in fact been actually paid in full, no amendment to the provisions of that Article shall be made without the consent of the holder of each of those Bonds affected.

         Section 10.03.....Effect of Consents. Any consent received pursuant to
Section 10.02 will bind each Bondholder delivering such consent and each subsequent holder of a Bond or portion of a Bond evidencing the same debt as the consenting holder's Bond.

         Section 10.04.....Notation on or Exchange of Bonds. If an amendment or supplement changes the terms of a Bond, the Trustee may require the holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Bond about the changed terms and return it to the holder. Alternatively, if the Trustee, the Issuer and the Company determine, the Issuer in exchange for the Bond will issue and the Trustee will authenticate a new Bond that reflects the changed terms.

         Section 10.05.....Signing by Trustee of Amendments and Supplements. The
Trustee will sign any amendment or supplement to the Indenture or the Bonds authorized by this Article if, the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing an amendment or supplement, the Trustee will be entitled to receive and (subject to Section 9.01) will be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized by this Indenture.

         Section 10.06.....Company Consent Required. An amendment or supplement to this Indenture or the Bonds shall not become effective unless the Company delivers to the Trustee its written consent to the amendment or supplement.

         Section 10.07.....Notice to Bondholders. The Trustee shall cause notice of the execution of each supplement or amendment to this Indenture or the Agreement to be mailed to the Bondholders. The notice will at the option of the Trustee, either (i) briefly state the nature of the amendment or supplement and that copies of it are on file with the Trustee for inspection by Bondholders or
(ii) enclose a copy of such amendment or supplement.


                                   ARTICLE XI

                 AMENDMENTS OF AND SUPPLEMENTS TO THE AGREEMENT

         Section 11.01.....Without Consent of Bondholders. The Issuer may enter into, and the Trustee may consent to, any amendment of or supplement to the Agreement or the Note, or may waive compliance by the Company of any provision of the Agreement or the Note, in each case without notice to or consent of any Bondholder, if the amendment, supplement or waiver is required or permitted (a) by the provisions of the Agreement or this Indenture, (b) to cure any ambiguity, inconsistency or formal defect or omission, (c) to identify more precisely the Project, (d) in connection with any authorized amendment of or supplement to this Indenture or (e) to make any change that in the judgment of the Trustee does not materially adversely affect the rights of any Bondholder.

         Section 11.02.....With Consent of Bondholders. If an amendment of or supplement to the Agreement or the Note without any consent of Bondholders is not permitted by Section 11.01, the Issuer may enter into, and/or the Trustee may consent to (as the case may be), such amendment or supplement, or may waive compliance by the Company of any provision of the Agreement, without notice to any Bondholder but with the consent of the holders of at least a majority in aggregate principal amount of the Bonds then outstanding. However, without the consent of each Bondholder affected, no amendment, supplement or waiver may result in anything described in the lettered clauses of Section 10.02.

         Section 11.03.....Consents by Trustee to Amendments or Supplements. The
Trustee will consent to any amendment or supplement to the Agreement or the Note authorized by this Article XI if, in the opinion of the Trustee, the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. No such amendment or supplement shall be effective until the Trustee shall sign a consent thereto. In signing a consent to an amendment or supplement, the Trustee shall be entitled to receive and (subject to Section 9.01) shall be fully protected in relying on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.


                                   ARTICLE XII

                          SPECIAL INSURANCE PROVISIONS

         Section 12.01.....Supplemental Indentures and Amendments to Agreement
or Notes. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental hereto or any amendment, change or modification of the Agreement or the Note requiring the consent of the Bondholders pursuant to Section 10.02 or Section 11.02 hereof or that materially adversely affects the rights of the Insurer.

         Section 12.02.....Events of Default and Remedies. If an Event of
Default occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondholders or the Trustee for the benefit of the Bondholders under this Indenture, including, without limitation, (i) the right to accelerate the principal of the Bonds as provided in Section 8.02 hereof, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default.

         Section 12.03.....Policy Payment Procedures.

                  (a) The Insurer will make payments of principal or interest due on the Bonds in accordance with the Policy on or before the first
         (1st) Business Day next following the date on which the Insurer shall have received notice of Nonpayment (as defined in the Policy) from the Trustee.

                  (b) In the event of Nonpayment and notification thereof to the Insurer, the bond registrar shall make available to the Insurer and, at the Insurer's direction, to The Bank of New York, as insurance trustee for the Insurer or any successor insurance trustee (the "Insurance Trustee"), the books kept by the bond registrar for the registration and for the registration of transfer of Bonds as provided in this Indenture.

                  (c) The Trustee shall, at the time it provides notice to the Insurer pursuant to (a) above, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of Bondholder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or any paying agent, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Bonds for payment thereon first to the Trustee, who shall note on such Bonds the portion of the principal paid by the Trustee, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

                  (d) In the event that the Trustee has notice that any payment of principal of or interest on a Bond which has become Due for Payment (as defined in the Policy) and which is made to a Bondholder by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Insurer is notified pursuant to (a) above, notify all registered owners of the Bonds that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee and subsequently recovered from registered owners and the dates on which such payments were made.

                  (e) In addition to those rights granted the Insurer under this Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Bonds, and
         (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

         Section 12.04.....Application of Term "Outstanding". In the event that the principal and/or interest due on the Bonds shall be paid by the Insurer pursuant to the Policy, the Bonds shall remain outstanding for all purposes of this Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of this Indenture and all covenants, agreements and other obligations of the Issuer to the registered owners of the Bonds shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners to the extent of each such payment.

         Section 12.05. Insurer as Third Party Beneficiary. To the extent that this Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce such right, remedy or claim conferred, given or granted hereunder.

         Section 12.06.....Liquidity Facility. In the event of the adjustment of the interest rate determination method on the Bonds to a Daily Rate Period, a Weekly Rate Period, a Commercial Paper Rate Period, an Index Period, an Auction Rate Period or a Long-Term Interest Rate Period that ends prior to the Maturity Date, the Company shall provide, and so long as the Bonds are in a Daily Rate Period, a Weekly Rate Period, a Commercial Rate Period, an Index Period, an Auction Rate Period or a Long-Term Interest Rate Period that ends prior to the Maturity Date, the Company shall maintain, a liquidity facility reasonably acceptable to the Insurer.

         Section 12.07.....Concerning the Special Insurance Provisions. The
provisions of this Article XII shall apply notwithstanding anything in this Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.01.....Notices. (a) Any notice, request, direction, designation, consent, acknowledgment, certification, appointment, waiver or other communication required or permitted by this Indenture or the Bonds must be in writing except as expressly provided otherwise in this Indenture or the Bonds.

         (b) Any notice or other communication shall be sufficiently given and deemed given when delivered by hand or mailed by first-class mail, postage prepaid, addressed as follows: if to the Issuer, at 735 Riverside Drive, Suite 300, Jackson, Mississippi 39202, Attention: Executive Director; if to the Trustee, to Hancock Bank, 2600 Citiplace Drive, Suite 200, Baton Rouge, Louisiana 70808, Attention: Corporate Trust; if to the Company and via United States mail or facsimile, at One Energy Place, Pensacola, Florida 32520-0102,
Attention: Treasurer, Facsimile No. (850) 444-6026, with copies to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303,
Attention: Corporate Finance Department; if to the Company and via hand delivery, at 500 Bayfront Parkway, Pensacola, Florida 32501, Attention:
Treasurer, with copies to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Corporate Finance Department; if to the Remarketing Agent, to the address specified at the time of its acceptance of its duties; if to the Auction Agent, to the address specified at the time of its acceptance of its duties; and if to the Insurer, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: General Counsel. Any addressee may designate additional or different addresses for purposes of this Section.

         Section 13.02.....Bondholders' Consent. Any consent or other instrument required by this Indenture to be signed by Bondholders may be in any number of concurrent documents and may be signed by a Bondholder or by the holder's agent appointed in writing. Proof of the execution of such instrument or of the instrument appointing an agent and of the ownership of Bonds, if made in the following manner, shall be conclusive for any purposes of this Indenture with regard to any action taken by the Trustee under the instrument:

                  (a) The fact and date of a person's signing an instrument may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within that jurisdiction that the person signing the writing acknowledged before the officer the execution of the writing, or by an affidavit of any witness to the signing.

                  (b) The fact of ownership of Bonds, the amount or amounts, numbers and other identification of such Bonds and the date of holding shall be proved by the registration books kept by the Trustee pursuant to this Indenture.

         In determining whether the holders of the required principal amount of Bonds outstanding have taken any action under this Indenture, Bonds owned by the Company or any person controlling, controlled by or under common control with the Company shall be disregarded and deemed not to be outstanding unless all of the Bonds are so owned. In determining whether the Trustee shall be protected in relying on any such action, only Bonds which the Trustee knows to be so owned shall be disregarded.

         Any consent or other instrument shall be irrevocable and shall bind any subsequent owner of such Bond or any Bond delivered in substitution therefor.

         Section 13.03.....Appointment of Separate Paying Agent and/or Tender
Agent. If, at any time, the Securities Depository ceases to hold the Bonds, with the effect that the Bonds are no longer subject to the Book-Entry System, then the Issuer and the Trustee, acting at the request of the Company, may appoint one or more banks or trust companies to act as paying agent and/or tender agent for the Bonds hereunder. Any such paying agent or tender agent shall be a bank or trust company organized under the laws of the United States of America or any state thereof, shall have a reported capital and surplus of at least $100,000,000 and a corporate trust office located in New York, New York at which Bonds may be presented for payment or purchase and shall perform such duties and responsibilities as may be delegated to it hereunder. If such a paying agent or tender agent is appointed, then all references herein to the "Trustee" shall include such paying agent or tender agent to the extent of the duties performed by such entity.

         Section 13.04.....Limitation of Rights. Nothing expressed or implied in this Indenture or the Bonds shall give any person other than the Trustee, the Issuer, the Company, the Insurer, the Remarketing Agent and the Bondholders any right, remedy or claim under or with respect to this Indenture.

         Section 13.05.....Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

         Section 13.06.....Payments Due on Non-Business Days. If a payment date is not a Business Day at the place of payment, then payment may be made at that place on the next Business Day, and no interest shall accrue for the intervening period.

         Section 13.07.....Governing Law. This Indenture shall be governed exclusively by and construed in accordance with the applicable laws of the State.

         Section 13.08.....Captions. The captions in this Indenture are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Indenture.

         Section 13.09.....No Liability of Officers. No covenant or agreement contained in the Bonds or this Indenture shall be deemed to be a covenant or agreement of any director, agent or employee of the Issuer in his individual capacity, and neither the officers of the Issuer nor any official executing the Bonds or this Indenture shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds or the execution and delivery of this Indenture.

         Section 13.10.....Counterparts. This Indenture may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.

         Section 13.11.....Regarding Insurer Provisions. Prior to the time that a Policy is issued with respect to the Bonds, all references in this Indenture to the Insurer or the Policy shall be null and void and have no force or effect.

         IN WITNESS WHEREOF, the Mississippi Business Finance Corporation has caused these presents to be signed in its name and behalf by its Executive Director, and its official seal to be hereunto affixed and attested by its Secretary and to evidence its acceptance of the trusts hereby created Hancock Bank, as Trustee, has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed, all as of the day and year first above written.

                            MISSISSIPPI BUSINESS FINANCE
[SEAL]                      CORPORATION


                            By:
                               -------------------------------------------
                                William T. Barry, Executive Director

Attest:




Secretary

                            HANCOCK BANK, as Trustee


[SEAL]                      By:
                               -------------------------------------------
                                Elizabeth H. Zeigler, Vice President and
                                Trust Officer

STATE OF NEW YORK

COUNTY OF NEW YORK

         Personally appeared before me, the undersigned authority in and for the said county and state, on this 26th day of September, 2002, within my jurisdiction, the within named William T. Barry and James Vernon Smith, Sr., who acknowledged that they are the Executive Director and Secretary, respectively, of the Mississippi Business Finance Corporation, and that in said representative capacities they executed the above and foregoing instrument, after first having been duly authorized so to do.



                                           ---------------------------
                                           Notary Public


My Commission Expires:


-------------------------

STATE OF _______________

COUNTY OF _______________

         Personally appeared before me, the undersigned authority in and for the said county and state, on this 26th day of September, 2002, within my jurisdiction, the within named Elizabeth H. Zeigler, who acknowledged that she is Vice President and Trust Officer of Hancock Bank, a state banking corporation organized under the laws of the State of Mississippi, and that for and on behalf of the said bank and as its act and deed she executed the above and foregoing instrument, after first having been duly authorized by said bank so to do.



                                              ---------------------------
                                              Notary Public


My Commission Expires:




         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.


                            UNITED STATES OF AMERICA

                              STATE OF MISSISSIPPI


No. R-__                                                           $13,000,000

                    MISSISSIPPI BUSINESS FINANCE CORPORATION
             SOLID WASTE DISPOSAL FACILITIES REVENUE REFUNDING BOND
                                   SERIES 2002
                          (GULF POWER COMPANY PROJECT)



        MATURITY DATE                     DATED DATE                     CUSIP

      September 1, 2028               September 26, 2002               60527MAN9


REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: $13,000,000

         Mississippi Business Finance Corporation (the "Issuer"), a public corporation duly created and validly existing under the Constitution and laws of the State of Mississippi, for value received, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest as provided in this Bond.

         1. Indenture; Agreement; Insurance Policy. This Bond is one of the bonds (the "Bonds"), limited to $13,000,000 in aggregate principal amount, issued under the Trust Indenture dated as of September 1, 2002 (the "Indenture"), between the Issuer and Hancock Bank, as trustee (the "Trustee"). The terms of the Bonds include those in the Indenture and those contained herein. Bondholders are referred to the Indenture for a statement of certain of those terms. When used with reference to the Bonds, the term "principal" includes any premium payable on those Bonds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

         The Issuer has entered into a Loan Agreement dated as of September 1, 2002 (the "Agreement") with Gulf Power Company, a Maine corporation (the "Company"). Under the provisions of the Agreement the Issuer has loaned the proceeds of the Bonds of this series to the Company (the "Loan"). In order to evidence the Loan and the Company's obligation to repay the same, the Company has executed and delivered its non-negotiable promissory note (the "Note"). The Note provides for the repayment by the Company of the Loan, including interest thereon, in installments sufficient to pay (i) the principal of, and premium, if any, and interest on the Bonds as the same shall become due and payable and (ii) the purchase price of certain tendered Bonds as required under the Indenture. The Note provides that the payments thereunder shall be paid directly to the Trustee as assignee of the Issuer. The Issuer has assigned its rights to such payments under the Agreement and the Note to the Trustee as security for the Bonds. The proceeds of the Bonds will be used to refund certain outstanding revenue bonds issued by Jackson County, Mississippi (the "County") which provided funds to finance the cost of the acquisition and construction of certain solid waste disposal facilities (the "Project") located at the Victor J. Daniel, Jr. steam electric generating plant (the "Plant") in the County.

         The Financial Guaranty Insurance Policy No. 19972BE (the "Policy") with respect to payments due for principal of and interest on this Bond has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Bond acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

         The Indenture, the Agreement and the Note may be amended or supplemented as provided by their terms, and references to them include any amendments or supplements.

         The Issuer has established a book-entry only system of registration for the Bonds (the "Book-Entry System"). Except as specifically provided otherwise in the Indenture, a Securities Depository (or its nominee) will be the registered owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner (if any) of this Bond shall be deemed to have agreed to this arrangement. If the Securities Depository (or its nominee) is the registered owner of this Bond, it shall be treated as the owner of it for all purposes.

         2. Source of Payments. The principal of, premium, if any, and interest on, and any other amounts due with respect to, the Bonds are limited special obligations of the Issuer and, as provided in the Indenture, are payable solely and only from payments derived from the Agreement, the Note and from any other moneys held by the Trustee under the Indenture for such purpose. The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Mississippi, particularly the provisions of Sections 57-10-201 et seq., Mississippi Code of 1972, as amended and supplemented, including particularly
Section 57-10-213, and pursuant to resolutions adopted by the Issuer on August 21, 2002 and September 18, 2002, which resolutions authorize the execution and delivery of the Bonds, the Agreement and the Indenture. The Bonds and premium, if any, and interest thereon are limited special obligations of the Issuer and are payable solely from the revenues and other amounts derived from the Agreement and the Note and are secured as set forth in the Indenture. The Bonds and the interest thereon shall not be deemed to constitute a debt, liability or obligation of the Issuer or the State of Mississippi or any political subdivision thereof, or a pledge of the faith and credit of the Issuer or the State of Mississippi or any political subdivision thereof, but the Bonds shall be payable solely from the revenues provided therefor as herein described and the Issuer is not obligated to pay principal of the Bonds or premium, if any, or the interest thereon or other costs incident thereto except from the revenues and proceeds pledged therefor and neither the faith and credit of the Issuer or the State of Mississippi nor the taxing power of the State of Mississippi or any political subdivision thereof is pledged to the payment of the principal of or the premium, if any, or interest on this Bond. No covenant or agreement contained in the Indenture shall be deemed to be a covenant or agreement of any member, officer, agent or employee of the Issuer in his individual capacity and no member of the Board of Directors of the Issuer nor any officer of the Issuer executing this Bond shall be liable personally on the Bonds or be subject to any personal liability in connection with the issuance of this Bond.

         Payments under the Note sufficient for the prompt payment when due of the principal of and premium, if any, and interest on the Bonds are to be paid to the Trustee by the Company for the account of the Issuer and deposited in the Bond Fund as defined in and created under the Indenture which special fund is pledged to and charged with the payment of the principal of and premium, if any, and interest on the Bonds and such amounts to be paid thereunder have been duly pledged and assigned for that purpose. In addition, substantially all other rights of the Issuer under the Agreement have also been assigned to the Trustee to secure payment of the principal of and premium, if any, and interest on the Bonds issued under the Indenture.

         3. Interest Rate. Interest on this Bond will be paid at the lesser of
(a) a Daily Rate, a Weekly Rate, a Commercial Paper Rate, a Long-Term Interest Rate, an Auction Mode Rate or an Index Rate as selected by the Company and as determined in accordance with the Indenture and (b) 13% per annum. Interest will initially be payable at a Long-Term Interest Rate of 4.80% per annum for a Long-Term Interest Rate Period beginning on the Dated Date stated above and ending on September 1, 2028 (the "Initial Interest Period"). The Company may change the Determination Method from time to time. A change in the Determination Method will result in mandatory tender of the Bonds (see "Mandatory Tender for Purchase" below). While there exists an Event of Default under the Indenture, the interest rate on the Bonds will be the rate on the Bonds on the day before the Event of Default occurred, except that if interest on any Bond was then payable at a Commercial Paper Rate, the interest rate for all Bonds then bearing interest at a Commercial Paper Rate will be the highest Commercial Paper Rate then in effect for any Bond.

         When interest is payable at a Daily Rate, Weekly Rate, Commercial Paper Rate or Index Rate, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 days in leap years), when payable at an Auction Mode Rate, on the basis of actual days over 360 (during Auction Periods of 180 days or less) and on the basis of a 360 day year of twelve 30 day months (during Auction Periods greater than 180 days) and when payable at a Long-Term Interest Rate on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable at the rate on the Bonds on the day before the default occurred.

         4. Interest Payment and Record Dates. Interest will accrue on the unpaid portion of the principal of this Bond from the Dated Date stated above and thereafter from the Interest Payment Date (as hereinafter defined) next preceding the date of authentication hereof to which interest has been paid or duly provided for, unless the date of authentication hereof is an Interest Payment Date to which interest has been paid or duly provided for, in which case from the date of authentication hereof, or unless no interest has been paid or duly provided for on the Bonds of this series, in which case from the Dated Date; provided, however, that if the date of authentication is between the Record Date (as hereinafter defined) for any Interest Payment Date and such Interest Payment Date, then interest will accrue from such Interest Payment Date or, if the Company shall default in payment of the interest due on such Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, then from the Dated Date. When interest is payable at the rate in the first column below, interest accrued during the period (an "Interest Period") shown in the second column will be paid on the date (an "Interest Payment Date") in the third column to holders of record on the date (a "Record Date") in the fourth column:



                                                                 INTEREST PAYMENT DATE
RATE                        INTEREST PERIOD                                               RECORD DATE

Daily*                      Calendar month                       Fifth Business Day of    Last Business Day of the month
                                                                 the next month
Weekly*                     Calendar month                       First Business Day of    Last Business Day before
                                                                 the next month           Interest Payment Date
Commercial Paper            From 1 to 270 days as determined     Day after the last day   Last Business Day before
                            for each Bond pursuant to Section    of Commercial Paper      Interest Payment Date
                            2.02(a)(3) of the Indenture          Period
                            ("Commercial Paper Period")
Long-Term**                 Six-month period or portion          Next day (September 1    Fifteenth of the month before
                            thereof ending the last day of       or March 1)              the Interest Payment Date
                            August or February                                            (August 15 or February 15)***
Auction Mode                From 1 to 365 days as determined     The Business Day         The second Business Day
                            for each Bond pursuant to the        immediately following    preceding an Interest Payment
                            Indenture                            each Auction Period,     Date therefore
                                                                 and, in
                                                                 addition, for
                                                                 an Auction
                                                                 Period of more
                                                                 than 91 days,
                                                                 each 13th
                                                                 Thursday after
                                                                 the first day
                                                                 of such Auction
                                                                 Period****

Index                       Calendar Month                       First Business Day of    Last Business Day before
                                                                 the next month           Interest Payment Date




* If there shall be a change from a Daily Rate or a Weekly Rate on a day other than the first day of a calendar month, the then current Interest Period relating to such Daily Rate or Weekly Rate shall end on the day immediately preceding the date on which the new interest rate on the Bonds shall become effective, which date in the case of a change from a Weekly Rate, shall be the Interest Payment Date for such Interest Period, for which the Record Date shall be the immediately preceding Business Day; but in the case of a change from a Daily Rate, the Interest Payment Date for such Interest Period shall be the fifth Business Day after the last day of such Interest Period, for which the Record Date shall be the last Business Day of such Interest Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the last day of the then current calendar month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table. ** If there shall be a change from a Long-Term Interest Rate on a day other than a regularly scheduled Interest Payment Date for a Long-Term Interest Rate Period, or if there shall be an early termination of such Long-Term Interest Rate Period and a new Long-Term Interest Rate shall be set, such Long-Term Interest Rate Period shall end on the day immediately preceding the date on which the new interest rate shall become effective, which date shall be the Interest Payment Date for such Long-Term Interest Rate Period, for which the Record Date shall be the last day of such Long-Term Interest Rate Period or, if sooner, the first day of such Long-Term Interest Rate Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the last day of the then current calendar month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.

*** If an Interest Payment Date occurs less than 15 days after the first day of a Long-Term Interest Rate Period, the first day of such Long-Term Interest Rate Period is the Record Date for such Interest Payment Date.


**** The Interest Payment Date with respect to (i) a daily Auction Period shall be the first Business Day of the month immediately succeeding such Auction Period and (ii) a Special Rate Period of (A) seven or more but fewer than 92 days, shall be the Business Day immediately following such Special Rate Period or (B) 92 days or more, shall be each thirteenth Thursday after the first day of such Special Rate Period or the next Business Day if such Thursday is not a Business Day and on the Business Day immediately following such Special Rate Period.


"Business Day" is defined in the Indenture. Payment of defaulted interest will be made to holders of record as of the fifth-to-last Business Day before payment.

         5. Method of Payment. Holders must surrender Bonds to the Trustee to collect principal at maturity or upon redemption. (See "Optional Tenders" and "Mandatory Tender for Purchase" below for the payment of purchase price of tendered Bonds.) Interest on Bonds bearing interest at a Commercial Paper Rate other than Bonds in the Book-Entry System is payable only upon presentation of such Bonds to the Trustee. Interest on Bonds bearing interest at a Daily Rate, Weekly Rate, Auction Mode Rate, Index Rate or Long-Term Interest Rate other than Bonds in the Book-Entry System will be paid to the registered holder hereof as of the Record Date by check mailed by first-class mail on the Interest Payment Date to such holder's registered address. A holder of $1,000,000 or more in principal amount of Bonds may be paid interest at a Daily Rate, Weekly Rate, Auction Mode Rate, Index Rate or Commercial Paper Rate by wire transfer in immediately available funds to an account in the continental United States if the holder makes a written request of the Trustee (in form satisfactory to the Trustee) at least two Business Days before the Record Date specifying the account address. The notice may provide that it will remain in effect for later interest payments until changed or revoked by another written notice. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

         6. Optional Tenders. "Tender" means to require, or the act of requiring, the Trustee to purchase a Bond at the holder's option under the provisions of this Section 6 at 100% of the principal amount plus interest accrued to (but excluding) the date of purchase. During a Daily Rate Period, if a Bond is tendered after the Record Date and before the Interest Payment Date for that Interest Period, the Trustee will pay (but only from funds available therefor as provided in the Indenture) a purchase price of principal plus interest accruing after the last day of that Interest Period. While the Bonds bear interest at a Long-Term Interest Rate, a Commercial Paper Rate, an Auction Mode Rate or an Index Rate, the owner of a Bond does not have the option to require the Trustee to purchase its Bond.

         Daily Rate Tender. When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Trustee (any such telephone notice to be delivered to a Responsible Officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 11:00 a.m., New York City time, on a Business Day, stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bonds by causing such direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of the Securities Depository to the participant account of the Trustee or its agent with the Securities Depository. Any notice received by the Trustee after 11:00 a.m., New York City time, shall be deemed to have been given on the next Business Day.

         When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

         Weekly Rate Tender. When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice or an irrevocable telephone notice, promptly confirmed in writing, to the Trustee (any such telephone notice to be delivered to a Responsible Officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 5:00 p.m., New York City time, on a Business Day, stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price, and the date, which must be a Business Day at least seven days after the notice is delivered, on which the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bonds by causing such direct Participant to transfer its interest in the Bonds equal to such Beneficial Owner's interest on the records of the Securities Depository to the participant account of the Trustee or its agent with the Securities Depository.

         When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

         Payment of Purchase Price. The purchase price for a tendered Bond will be paid in immediately available funds to the registered owner of the Bond by the close of business on the date of purchase. No purchase of Bonds by the Trustee shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

         7. Mandatory Tender for Purchase. As provided below, the Bonds are subject to mandatory tender for purchase under certain circumstances. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, UNDER THE CONDITIONS DESCRIBED BELOW. All purchases will be made in funds immediately available on the purchase date and will be at a purchase price of 100% of the principal amount of the Bonds being purchased (unless a premium is required as otherwise specified) plus interest accrued to (but excluding) the purchase date, except that interest accruing at a Daily Rate will be paid on the fifth Business Day following the purchase date. Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

         Mandatory Tender at Beginning of a New Long-Term Interest Rate Period. When the Bonds bear interest at a Long-Term Interest Rate and a new Long-Term Interest Rate is to be determined, the Bonds will be subject to mandatory tender for purchase on the effective date of the new Long-Term Interest Rate. In the case of a change prior to the day originally established as the day after the last day of a Long-Term Interest Rate Period, the Bonds will be purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under "Optional Redemption During Long-Term Interest Rate Period" below.

         Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode. When Bonds bear interest at a Commercial Paper Rate, each Bond must be tendered for purchase on the Interest Payment Date for such Bond.

         Mandatory Tender Upon a Change in the Determination Method. Subject to the provisions of Section 2.03(b) of the Indenture, on the effective date of the change in the Determination Method (the methods being Daily, Weekly, Commercial Paper, Long-Term, Auction Mode or Index Interest Rates), the Bonds will be subject to mandatory tender for purchase on the effective date of such change. Any such purchase shall be at a price equal to 100% of the principal amount of the Bonds except that in the case of change prior to the day originally established as the date after the last day of a Long-Term Interest Rate Period, the Bonds will be purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under "Optional Redemption During Long-Term Interest Rate Period" below.

         Mandatory Tender Upon Expiration of Index Period. When a new Index Period immediately follows the expiration of a prior Index Period, the Bonds will be subject to mandatory tender for purchase on the commencement date of the new Index Period.

         Notice of Tender. At least 15 days before each mandatory tender (except for tenders described under "Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode", for which no notice will be given and except that such notice shall be given at least 30 days prior to the effective date if a Long-Term Interest Rate Period is in effect and the effective date is on or before the end of the Long-Term Interest Rate Period), the Trustee will mail a notice of tender by first-class mail to each Bondholder at the holder's registered address. Failure to give any required notice of tender as to any particular Bonds, or any defect therein, will not affect the validity of the tender of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

         Effect of Notice. When notice of tender is required and given, and when Bonds are to be tendered without notice, Bonds tendered become due and payable on the purchase date; in such case when funds are deposited with the Trustee sufficient for purchase, interest on the Bonds to be purchased ceases to accrue as of the date of purchase.

         8. Delivery Address; Additional Delivery Requirements. Notices in respect of tenders and Bonds tendered must be delivered to the Trustee, and notices in respect of tenders must be delivered to the Remarketing Agent, as provided in the Indenture.

         All tendered Bonds must be accompanied by an instrument of transfer satisfactory to the Trustee, executed in blank by the registered owner or his duly authorized attorney, with the signature guaranteed by an eligible guarantor institution.

         Limitation on Tenders. Except as provided under "Mandatory Tender Upon a Change in the Determination Method," "Mandatory Tender at Beginning of a New Long-Term Interest Rate Period," "Mandatory Tender Upon Expiration of Index Period" and "Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode," no Bonds may be tendered while they bear interest at a Commercial Paper Rate, Auction Mode Rate, Index Rate or a Long-Term Interest Rate.

         Irrevocable Notice Deemed to be Tender of Bond; Undelivered Bonds. The giving of notice by the registered owner of a Bond as provided in Section 6 or the occurrence of a mandatory tender for purchase as described in Section 7 constitutes the irrevocable tender for purchase of each Bond (or portion of Bond) with respect to which such notice was given, irrespective of whether such Bond was delivered as provided in Section 6 or Section 7. The determination of the Trustee as to whether a notice of tender has been properly sent shall be conclusive and binding upon the Bondholders.

         The Trustee may refuse to accept delivery of any Bond for which a proper instrument of transfer has not been provided. If any owner of a Bond who gave notice of optional tender or which is subject to mandatory tender fails to deliver his Bond to the Trustee at the place and on the applicable date and time specified, or fails to deliver his Bond properly endorsed, and moneys for the payment of such Bond are on deposit with the Trustee, his Bond shall constitute an undelivered Bond as described in the Indenture and interest shall cease to accrue on his Bonds as of the tender date and such owner shall have no right under the Indenture other than the right to receive payment of the tender price thereof. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE TRUSTEE AFTER THE GIVING OF IRREVOCABLE NOTICE OF TENDER FOR PURCHASE AS DESCRIBED ABOVE.

         9. Redemptions. All redemptions will be made in funds immediately available on the redemption date and will be at a redemption price of 100% of the principal amount of the Bonds being redeemed (unless a premium is required as provided below) plus interest accrued to the redemption date, except that interest accruing at a Daily Rate will be paid on the fifth Business Day following the redemption date.

         Optional Redemption During Long-Term Interest Rate Period. During the Initial Interest Period, the Bonds will be redeemable on or after September 1, 2007. During any Long-Term Interest Rate Period (other than the Initial Interest Period), if the Long-Term Interest Rate Period is less than or equal to five years, the Bonds will not be redeemable pursuant to this provision during the Long-Term Interest Rate Period.

         If the Long-Term Interest Rate Period (including the Initial Interest Period) is greater than five years, the Bonds will not be redeemable for five years after the date on which the Bonds begin to bear interest at the Long-Term Interest Rate. After the five year no-call period, the Bonds may be redeemed at any time in whole or in part at 100% of their principal amount plus accrued interest, if any.

         As an alternative to and in lieu of the foregoing redemption provisions, if, with respect to any Long-Term Interest Rate Period (other than the Initial Interest Period), a Favorable Opinion of Tax Counsel is delivered to the Trustee not later than the date of the establishment of such Long-Term Interest Rate Period, the Bonds may be redeemed during such Long-Term Interest Rate Period at the option of the Company in whole or in part at any time after a no-call period, if any, established by the Remarketing Agent, at the percentages of their principal amount, plus accrued interest, as follows: the Remarketing Agent shall, given the duration of the Long-Term Interest Rate Period, determine and inform the Trustee and the Company, on a date which is no later than the establishment of the Long-Term Interest Rate, the periods during which the Bonds shall not be subject to redemption (the "Call Protection Period"), the premium or premiums payable upon redemption (the "Call Premiums"), if any, applicable to the redemption by the Company in lieu of redemption of Bonds after the Call Protection Period, and the period or periods during which the Call Premiums shall be effective (the "Call Premium Periods") necessary to establish the Long-Term Interest Rate. Such Call Protection Period, Call Premiums and Call Premium Periods shall be established in accordance with optional call redemption provisions which, in the judgment of the Remarketing Agent, are generally accepted at the time of determination as the standard features for obligations such as the Bonds, given the length of the Long-Term Interest Rate Period.

         Extraordinary Optional Redemption. The Bonds are subject to redemption in whole without premium at any time upon receipt by the Trustee and the Issuer of a written notice from the Company stating that the Company has determined that:

                  (i) Any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of unreasonable burdens or excessive liabilities with respect to the Project or the Plant, rendering impracticable or uneconomical the operation of either, including, without limitation, the condemnation or taking by eminent domain of all or substantially all of the Project or the Plant; or

                  (ii) Changes in the economic availability of raw materials, operating supplies or facilities or technological or other changes have made the continued operation of the Plant as an efficient generating facility uneconomical; or

                  (iii) The Project or the Plant has been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Project or the Plant.

         If the Issuer shall have received such notice by the Company, the Issuer, upon request of the Company, shall give written notice to the Trustee directing the Trustee to take all action necessary to redeem the outstanding Bonds in whole and on a date specified in such notice, which date shall be not less than 45 nor more than 90 days from the date the notice is received by the Trustee.

         Optional Redemption During Daily or Weekly Rate Period. When interest on the Bonds is payable at a Daily or Weekly Rate, the Bonds may be redeemed in whole or in part at the option of the Company, on any Business Day.

         Optional Redemption During Auction Rate Periods. When interest on the Bonds is payable at an Auction Mode Rate, the Bonds may be redeemed in whole or in part at the option of the Company, on the first day after the last day of the Auction Period then in effect.

         Optional Redemption During Index Rate Periods. During any Index Rate Period, the Bonds are not subject to optional redemption.

         Notice of Redemption. At least 30 days before each redemption, the Trustee will mail a notice of redemption by first-class mail to each Bondholder at the holder's registered address. Failure to give any required notice of redemption as to any particular Bonds, or any defect therein, will not affect the validity of the call for redemption of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

         Effect of Notice of Redemption. When notice of redemption is required and given, and when Bonds are to be redeemed without notice, Bonds called for redemption become due and payable on the redemption date at the applicable redemption price, in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Bonds to be redeemed ceases to accrue as of the date of redemption.

         10. Denominations; Transfer; Exchange. The Bonds may be issued in registered form without coupons in denominations as follows: (1) when interest is payable at a Daily, Weekly or Commercial Paper Rate, $100,000 or any integral multiple thereof; (2) when interest is payable at a Long-Term Interest Rate, $5,000 and integral multiples of $5,000 thereafter; (3) when interest is payable at an Auction Mode Rate, $1,000 and integral multiples thereof; and (4) when interest is payable at an Index Rate, $100,000 and integral multiples of $5,000 thereafter. A holder may register the transfer of or exchange Bonds in accordance with the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Except in connection with the purchase of Bonds tendered for purchase, the Trustee will not be required to register the transfer of or exchange any Bond which has been called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

         11. Persons Deemed Owners. The registered holder of this Bond shall be treated as the owner of it for all purposes.

         12. Funds in Trust; Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside, or deposited with the paying agents, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption or tender, shall be held in trust for the respective holders of such Bonds. But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of six (6) years after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company or to such officer, board or body as may then be entitled by law to receive the same, and thereafter the holders of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Issuer and the paying agents shall have no responsibility with respect to such moneys.

         13. Discharge Before Redemption, Tender or Maturity. If the Company at any time deposits with the Trustee money or Government Obligations as described in the Indenture sufficient to pay at redemption, tender or maturity principal of and interest on the outstanding Bonds, and if the Company also pays or provides for the payment of all other sums then payable by the Company under the Agreement or the Indenture, the lien of the Indenture will be discharged. After discharge, Bondholders must look only to the deposited money and securities for payment except as otherwise specifically provided in the Indenture.

         14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture, the Agreement or the Bonds may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of a majority in principal amount of the Bonds then outstanding. Any such consent shall be irrevocable and shall bind any subsequent owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the Issuer may amend or supplement the Indenture, the Agreement or the Bonds as described in the Indenture, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to provide for a Book-Entry System for the Bonds or to make any change that does not materially adversely affect the rights of any Bondholder.

         15. Defaults and Remedies. The Indenture provides that the occurrences of certain events constitute Events of Default. If an Event of Default occurs and is continuing, the Bonds may become or may be declared immediately due and payable, as provided in the Indenture. An Event of Default and its consequences may be waived as provided in the Indenture. Bondholders may not enforce the Indenture or the Bonds except as provided in the Indenture. Except as specifically provided in the Indenture, the Trustee may refuse to enforce the Indenture or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Bonds then outstanding may direct the Trustee in its exercise of any trust or power.

         16. No Recourse Against Others. A member, director, officer or employee, as such, of the Issuer shall not have any liability for any obligations of the Issuer or the Company under the Bonds or the Indenture or for any claim based on such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bond.

         17. Authentication. This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been duly executed by the Trustee.

         A copy of the Indenture may be inspected at the corporate trust office of the Trustee located at 2600 Citiplace Drive, Suite 200, Baton Rouge, Louisiana 70808.

         IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law.

         IN WITNESS WHEREOF the Mississippi Business Finance Corporation has caused this Bond to be executed in its name by its Executive Director by his manual or facsimile signature and attested by the manual or facsimile signature of its Secretary and its corporate seal to be hereunto affixed or printed hereon.


                                   MISSISSIPPI BUSINESS FINANCE
                                   CORPORATION


                                    By:
                                         ----------------------------
                                             Executive Director
Attest:



         Secretary

                          CERTIFICATE OF AUTHENTICATION

         This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                    HANCOCK BANK,
                                    as Trustee


Date:_____________________          By:
                                            ---------------------------------
                                                     Authorized Signature




STATE OF MISSISSIPPI
COUNTY OF HINDS

         The undersigned, Secretary of the Issuer, hereby certifies that the within Mississippi Business Finance Corporation Solid Waste Disposal Facilities Revenue Refunding Bond, Series 2002 (Gulf Power Company Project) was validated and confirmed by decree of the Chancery Court of the First Judicial District of Hinds County, Mississippi rendered on the 17th day of September, 2002.


(SEAL)
                               -------------------------------------------
                                        Secretary of Mississippi
                                        Business Finance Corporation

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants             UNIF GIFT MIN ACT- _______ Custodian ________
         common                                    (Cust)            (Minor)
TEN ENT- as tenants by the
         entireties               under Uniform Gifts to
JT TEN-  as joint tenants         Minors Act
         with right of
         survivorship and        ________________________
         not as tenants                (State)
         in common

Additional abbreviations may also be used though not in list above.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto


         PLEASE INSERT SOCIAL SECURITY OR
         OTHER IDENTIFYING NUMBER OF ASSIGNEE





                         (Name and Address of Assignee)


the within Bond and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:_____________________________

                                       15
Signature guaranteed:
------------------------------

Medallion Number:_____________
*Signature(s) must be guaranteed by an eligible guarantor NOTICE: The signature to this assignment must institution which is a member of a recognized signature correspond with the name of the registered owner as it guarantee program, i.e. Securities Transfer Agents appears upon the face of the within Bond in every Medallion Program (STAMP), or New York Stock Exchange particular, without alteration or enlargement or any Medallion Signature Program (MSP) acceptable to Trustee. change whatever.




                         ------------------------------



                                    EXHIBIT B


                                       TO

                                 TRUST INDENTURE



                         ------------------------------




                               Auction Procedures

                                TABLE OF CONTENTS
                                                                         Page


ARTICLE I            Definitions...........................................1

ARTICLE II           Auction Procedures....................................7

Section 2.01.        General Procedures

Section 2.02.        Orders by Existing Owners and Potential
                     Owners................................................7

Section 2.03.        Submission of Orders by Broker-Dealers to
                     Auction Agent.........................................9

Section 2.04.        Determination of Auction Mode Rate...................11

Section 2.05.        Allocation of Bonds..................................12

Section 2.06.        Notice of Auction Mode Rate..........................14

Section 2.07.        Reference Rate.......................................15

Section 2.08.        Miscellaneous Provisions Regarding
                     Auctions.............................................16

Section 2.09.        Changes in Auction Period or Auction Date............17

ARTICLE III          Auction Agent........................................18

Section 3.01.        Auction Agent........................................18

Section 3.02.        Qualifications of Auction Agent;
                     Resignation; Removal.................................18

ARTICLE I.........

                                   Definitions

         In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Exhibit B and elsewhere is this Indenture have the following meanings with respect to Bonds in an Auction Rate Period unless the context or use indicates another or different meaning or intent.

         "Agent Member" means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

         "All Hold Rate" means, as of any Auction Date, 45% of the Reference Rate in effect on such Auction Date.

         "Applicable Percentage" means, as of any Auction Date, the Percentage of Reference Rate (in effect on such Auction Date) determined as set forth below, based on the Prevailing Rating of the Bonds in effect at the close of business on the Business Day immediately preceding such Auction Date:

                                                  Percentage of
 Prevailing Rating                               Reference Rate

 AAA/Aaa                                                175%
 AA/Aa                                                 200
 A/A                                                   250
 BBB/Baa                                               275
 Below BBB/Baa                                         300

         "Auction" means each periodic implementation of the Auction Procedures.

         "Auction Agent" means the auctioneer appointed in accordance with
Section 3.01 or 3.02 of this Exhibit B.

         "Auction Agreement" means an agreement among the Company, the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Exhibit B with respect to the Bonds while bearing interest at an Auction Mode Rate, as such agreement may from time to time be amended or supplemented.

         "Auction Date" means during any period in which the Auction Procedures are not suspended in accordance with the provisions hereof, (i) if the Bonds are in a daily Auction Period, each Business Day, and (ii) if the Bonds are in a Special Rate Period, the last Business Day of the Special Rate Period, and (iii) if the Bonds are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date); provided, however, that the last Auction Date with respect to the Bonds in an Auction Period other than a daily Auction Period or a Special Rate Period shall be the earlier of (a) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for the Bonds and
(b) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for the Bonds; and provided, further, that if the Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the Business Day next preceding the Conversion Date for the Bonds and (y) the Business Day next preceding the final maturity date for the Bonds. The last Business Day of a Special Rate Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be two Auctions, one for the last daily Auction Period and one for the first Auction Period following the conversion. The first Auction Date for the Bonds is October 30, 2002.

         "Auction LIBOR," on any date of determination for any Auction Period, means: (i) for any Auction Period of fewer than 49 days, the offered rate for deposits in U.S. dollars for a one-month period which appears on the MoneyLine Telerate Page 3750 at approximately 11:00 A.M., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market (the "calculation date") and (ii) for any Auction Period of (A) 49 or more but fewer than 70 days, such rates for deposits in U.S. dollars for a two-month period, (B) 70 or more but fewer than 85 days, the arithmetic average of such rates for deposits in U.S. dollars for two and three-month periods, (C) 85 or more but fewer than 120 days, such rate for deposits in U.S. dollars for a three-month period, (D) 120 or more but fewer than 148 days, the arithmetic average of such rates for deposits in U.S. dollars for three and six-month periods, (E) 148 or more but fewer than 180 days, such rate for deposits in U.S. dollars for a six-month period, (F) 180 or more but fewer than 225 days, the arithmetic average of such rates for deposits in U.S. dollars for six and nine-month periods, (G) 225 or more but fewer than 290 days, such rate for deposits in U.S. dollars for a nine-month period, (H) 290 or more but fewer than 325 days, the arithmetic average of such rates for deposits in U.S. dollars for nine-month and one-year periods and (I) 325 or more but fewer than 365 days, such rate for deposits in U.S. dollars for a one-year period.

         "Auction Mode Rate" means the rate of interest to be borne by the Bonds during each Auction Period determined in accordance with Section 2.03(a) of this Indenture or Section 2.04 of this Exhibit B; provided, however, in no event may the Auction Mode Rate exceed the Maximum Auction Rate.

         "Auction Period" means any period of less than 365 days during which the Bonds bear interest at a single Auction Mode Rate, as established pursuant to the Indenture.

         "Auction Procedures" means the procedures for conducting Auctions for Bonds during an Auction Rate Period set forth in this Exhibit B.

         "Auction Rate" means for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of the Bonds are the subject of Submitted Hold Orders, the All Hold Rate and (ii) if Sufficient Clearing Bids do not exist, the Maximum Auction Rate.

         "Auction Rate Conversion Date" means with respect to Bonds, the date on which the Bonds convert from an interest rate period other than an Auction Rate Period and begin to bear interest at an Auction Mode Rate.

         "Authorized Denominations" means $1,000 and integral multiples thereof, notwithstanding anything else in this Indenture to the contrary, so long as the Bonds bear interest at a Auction Mode Rate.

         "Available Bonds" means on each Auction Date, the aggregate principal amount of Bonds that are not the subject of Submitted Hold Orders.

         "Bid" has the meaning specified in subsection (a) of Section 2.02 of this Exhibit B.

         "Bidder" means each Existing Owner and Potential Owner who places an Order.

         "Broker-Dealer" means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Exhibit B, that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Company and the Insurer, and that is a party to a Broker-Dealer Agreement with the Company and the Auction Agent.

         "Broker-Dealer Agreement" means an agreement among the Auction Agent, the Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures described in this Exhibit B, as such agreement may from to time be amended or supplemented.

         "Business Day" in addition to any other definition of "Business Day" included in this Indenture while Bonds bear interest at an Auction Mode Rate, the term Business Day shall not include April 14 or 15 or December 30 or 31 or days on which the Auction Agent or any Broker-Dealer are not open for business.

         "Conversion Date" means the date on which the Bonds begin to bear interest at a Daily Rate, a Weekly Rate, a Commercial Paper Rate, a Long-Term Interest Rate or an Index Rate.

         "Default Rate" means, in respect of any Auction Period other than a daily Auction Period, a per annum rate equal to three hundred percent (300%) of the Reference Rate determined on the Auction Date next preceding the first day of such Auction Period or in the case of Bonds in a daily Auction Period, three hundred percent (300%) of the Reference Rate determined on the Auction Date which was the first day of such Auction Period, provided, however, the Default Rate shall not exceed the Maximum Interest Rate.

         "Existing Owner" means a Person who is listed from time to time as the beneficial owner of Bonds in the records of the Auction Agent.

         "Hold Order" has the meaning specified in subsection (a) of Section
2.02 of this Exhibit B.

         "Interest Payment Date" with respect to Bonds bearing interest at Auction Mode Rates, means (a) when used with respect to any Auction Period other than a daily Auction Period or a Special Rate Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Special Rate Period of (i) seven or more but fewer than 92 days, the Business Day immediately following such Special Rate Period, or (ii) 92 or more days, each 13th Thursday after the first day of such Special Rate Period or the next Business Day if such Thursday is not a Business Day and on the Business Day immediately following such Special Rate Period, (d) each Conversion Date, and (e) the Maturity Date.

         "Maximum Auction Rate" means, as of any Auction Date, the product of the Reference Rate multiplied by the Applicable Percentage, provided, however, the Maximum Auction Rate shall not exceed the Maximum Interest Rate.

         "Maximum Interest Rate" means (i) 15% on the date hereof, and (ii) to the extent the maximum rate permitted by applicable law shall become less than 15%, then the maximum rate permitted by law.

         "Moody's" means Moody's Investors Service, Inc and its successors and assigns.

         "Order" means a Hold Order, Bid or Sell Order.

         "Payment Default" means any Event of Default resulting from a failure to pay principal, premium, purchase price or interest on any Bond when due.

         "Potential Owner" means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Bonds in addition to the Bonds currently owned by such Person, if any.

         "Prevailing Rating" means (a) AAA/Aaa, if the Bonds shall have a rating of AAA or better by S&P and a rating of Aaa or better by Moody's, (b) if not AAA/Aaa, AA/Aa if the Bonds shall have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody's, (c) if not AAA/Aaa or AA/Aa, A/A if the Bonds shall have a rating of A- or better by S&P and a rating of A3 or better by Moody's, (d) if not AAA/Aaa, AA/Aa or A/A, BBB/Baa, if the Bonds shall have a rating of BBB- or better by S&P and a rating of Baa3 or better by Moody's, and
(e) if not AAA/Aaa, AA/Aa, A/A or BBB/Baa, then below BBB/Baa, whether or not the Bonds are rated by any securities rating agency. For purposes of this definition, S&P's rating categories of "AAA," "AA," "A" and "BBB" and Moody's rating categories of "Aaa," "Aa3," "A3" and "Baa" shall be deemed to refer to and include the respective rating categories correlative thereto in the event that any such Rating Agencies shall have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the Bonds are not rated by a Rating Agency, the requirement of a rating by such Rating Agency shall be disregarded. If the ratings for the Bonds are split between two of the foregoing categories, the lower rating shall determine the Prevailing Rating. If there is no rating, then the Auction Mode Rate shall be the Maximum Auction Rate.

         "Principal Office" means, with respect to the Auction Agent, the office thereof designated in writing to the Company, the Trustee, the Insurer and each Broker-Dealer.

         "Rating Agencies" means Moody's and S&P.

         "Reference Rate" shall have the meaning specified in Section 2.07 of this Exhibit B.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and assigns.

         "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.

         "Sell Order" has the meaning specified in subsection (a) of Section
2.02 of Exhibit B.

         "Special Rate Period" means any period of not less than seven nor more than 365 days which begins on an Interest Payment Date and ends on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day.

         "Submission Deadline" means 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.

         "Submitted Bid" has the meaning specified in subsection (b) of Section
2.04 of this Exhibit B.

         "Submitted Hold Order" has the meaning specified in subsection (b) of
Section 2.04 of this Exhibit B.

         "Submitted Order" has the meaning specified in subsection (b) of
Section 2.04 of this Exhibit B.

         "Submitted Sell Order" has the meaning specified in subsection (b) of
Section 2.04 of this Exhibit B.

         "Sufficient Clearing Bids" means an Auction for which the aggregate principal amount of Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Auction Rate is not less than the aggregate principal amount of Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Auction Rate.

         "Winning Bid Rate" means the lowest rate specified in any Submitted Bid which if selected by the Auction Agent as the Auction Rate, subject to the All Hold Rate, would cause the aggregate principal amount of Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the aggregate principal amount of Available Bonds.

ARTICLE II........

                               Auction Procedures

Section 2.01......General Procedures. While the Bonds bear interest at the
Auction Mode Rate, Auctions shall be conducted on each Auction Date (other than the Auction Date immediately preceding (i) each Auction Rate Period commencing after the ownership of the Bonds is no longer maintained in the Book-Entry System pursuant to this Indenture; (ii) each Auction Rate Period commencing after the occurrence and during the continuance of a Payment Default; or (iii) any Auction Rate Period commencing less than two Business Days after the cure of a Payment Default). If there is an Auction Agent on such Auction Date, Auctions shall be conducted in the manner set forth in this Exhibit B.

Section 2.02......Orders by Existing Owners and Potential Owners.

         (a) Prior to the Submission Deadline on each Auction Date:

(i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, information as to:

         (A) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period without regard to the rate determined by the Auction Procedures for such Auction Period,

         (B) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period if the rate determined by the Auction Procedures for such Auction Period shall not be less than the rate per annum then specified by such Existing Owner (and which such Existing Owner irrevocably offers to sell on the next succeeding Auction Date (or the same day in the case of a daily Auction Period) if the rate determined by the Auction Procedures for the next succeeding Auction Period shall be less than the rate per annum then specified by such Existing Owner), and/or

         (C) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell on the next succeeding Auction Date (or on the same day in the case of a daily Auction Period) without regard to the rate determined by the Auction Procedures for the next succeeding Auction Period; and

(ii) for the purpose of implementing the Auctions and thereby to achieve the lowest possible interest rate on the Bonds, the Broker-Dealers shall contact Potential Owners, including Persons that are Existing Owners, to determine the principal amount of Bonds, if any, which each such Potential Owner irrevocably offers to purchase if the rate determined by the Auction Procedures for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

         For the purposes hereof an Order containing the information referred to in clause (i)(A) above is herein referred to as a "Hold Order", an Order containing the information referred to in clause (i)(B) or (ii) above is herein referred to as a "Bid", and an Order containing the information referred to in clause (i)(C) above is herein referred to as a "Sell Order."

         (b)(i)   Subject to the provisions of Section 2.03 of this Exhibit
                  B, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                  (A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

                  (B) such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection
                           (a)(v) of Section 2.05 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate; or

                  (C) a lesser principal amount of Bonds to be determined as set forth in subsection (b)(iv) of Section 2.05 hereof if such specified rate shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids do not exist.

         (ii) Subject to the provisions of Section 2.03 of this Exhibit B, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                  (A) the principal amount of Bonds specified in such Sell Order; or

                  (B) such principal amount or a lesser principal amount of Bonds as set forth in subsection (b)(iv) of Section
                           2.05 hereof if Sufficient Clearing Bids do not exist.

         (iii) Subject to the provisions of Section 2.03 of this Exhibit B, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                  (A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

                  (B) such principal amount or a lesser principal amount of Bonds as set forth in subsection (a)(vi) of Section
                           2.05 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate.

                  (c)      Anything herein to the contrary notwithstanding:

         (i) for purposes of any Auction, any Order which specifies Bonds to be held, purchased or sold in a principal amount which is not $1,000 or an integral multiple thereof shall be rounded down to the nearest $1,000, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;

         (ii) for purposes of any Auction other than during a daily Auction Period, any portion of an Order of an Existing Owner which relates to a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;

         (iii) for purposes of any Auction other than during a daily Auction Period, no portion of a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction; and

         (iv) the Auction Procedures shall be suspended during the period commencing on the date of the Auction Agent's receipt of notice from the Trustee or the Issuer of the occurrence of a Payment Default but shall resume two Business Days after the date on which the Auction Agent receives notice from the Trustee that such Payment Default has been waived or cured, with the next Auction to occur on the next regularly scheduled Auction Date occurring thereafter.

Section 2.03.     Submission of Orders by Broker-Dealers to Auction Agent.

(a) Each Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and specifying, with respect to each Order:

         (i)      the name of the Bidder placing such Order;

         (ii) the aggregate principal amount of Bonds, if any, that are the subject of such Order;

         (iii)    to the extent that such Bidder is an Existing Owner:

                  (A) the principal amount of Bonds, if any, subject to any Hold Order placed by such Existing Owner;

                  (B) the principal amount of Bonds, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

                  (C) the principal amount of Bonds, if any, subject to any Sell Order placed by such Existing Owner; and

         (iv) to the extent such Bidder is a Potential Owner, the rate and amount specified in such Potential Owner's Bid.

                  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

                  (c) If an Order or Orders covering all of the Bonds held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to another Auction Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of Bonds to be converted held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to the Auction Agent.

                  (d) If one or more Orders covering in the aggregate more than the principal amount of Outstanding Bonds held by any Existing Owner are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

         (i) all Hold Orders shall be considered valid Hold Orders, but only up to and including in the aggregate the principal amount of Bonds held by such Existing Owner, and if the aggregate principal amount of Bonds subject to such Hold Orders exceeds the aggregate principal amount of Bonds held by such Existing Owner, the aggregate principal amount of Bonds subject to each such Hold Order shall be reduced pro rata to cover the aggregate principal amount of Outstanding Bonds held by such Existing Owner;

         (ii) (A) any Bid of an Existing Owner shall be considered valid as a Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the aggregate principal amount of the Bonds subject to Hold Orders referred to in paragraph (i) above;

                 (B)      subject to sub-clause (A) of this paragraph (ii), all
                           Bids of an Existing Owner with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in sub-paragraph
                           (i) of this paragraph (d);

                  (C) subject to sub-clause (A) of this paragraph (ii), if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered valid Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in sub-paragraph (i) of this paragraph (d); and

                  (D) the principal amount, if any, of such Bonds subject to Bids not considered to be Bids of an Existing Owner under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner at the rate specified therein; and

         (iii) all Sell Orders shall be considered valid Sell Orders, but only up to and including a principal amount of Bonds equal to the excess of the principal amount of Bonds held by such Existing Owner over the sum of the principal amount of the Bonds considered to be subject to Hold Orders pursuant to sub-paragraph (i) of this paragraph (d) and the principal amount of Bonds considered to be subject to Bids of such Existing Owner pursuant to sub-paragraph (ii) of this paragraph (d).

                  (e) If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted with the same rate shall be aggregated and considered a single Bid and each Bid submitted with a different rate shall be considered a separate Bid with the rate and the principal amount of Bonds specified therein.

                  (f) Any Bid submitted by an Existing Owner or a Potential Owner specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in ascending order of the respective rates in the Submitted Bids (as defined in Section 2.04).

                  (g) Neither the Issuer, the Insurer, the Company, the Trustee, the Remarketing Agent nor the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

Section 2.04.     Determination of Auction Mode Rate.

                  (a) Not later than 9:30 a.m., New York City time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Trustee by telephone of the All Hold Rate, the Maximum Auction Rate and the Reference Rate.

                  (b) Promptly after the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, and collectively as a "Submitted Order") and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

                  (c) Promptly after the Auction Agent has made the determinations pursuant to subsection (b) of this
                           Section 2.04, the Auction Agent shall advise the Trustee and the Company by telex, facsimile or other electronic transmission of the Auction Rate for the next succeeding Auction Period and the Trustee shall promptly notify DTC of such Auction Rate.

                  (d) In the event the Auction Agent fails to calculate or, for any reason, fails to timely provide the Auction Rate for any Auction Period, (i) if the preceding Auction Period was a period of 35 days or less, the new Auction Period shall be the same as the preceding Auction Period and the Auction Mode Rate for the New Auction Period shall be the same as the Auction Mode Rate for the preceding Auction Period, and (ii) if the preceding Auction Period was a period of greater than 35 days, the preceding Auction Period shall be extended to the seventh day following the day that would have been the last day of such Auction Period had it not been extended (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) and the Auction Mode Rate in effect for the preceding Auction Period will continue in effect for the Auction Period as so extended. In the event an Auction Period is extended as set forth in clause
                           (ii) of the preceding sentence, an Auction shall be held on the last Business Day of the Auction Period as so extended to take effect for an Auction Period beginning on the Business Day immediately following the last day of the Auction Period as extended which Auction Period will end on the date it would otherwise have ended on had the prior Auction Period not been extended.

                  (e) In the event the Auction Procedures are suspended due to the failure to pay principal of, premium or interest on any Bond, the Auction Mode Rate for the next succeeding Auction Period shall be the Default Rate.

                  (f) In the event of a failed conversion from a Auction Mode Rate Determination Method to another Determination Method or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Mode Rate for the next Auction Period shall be the Maximum Auction Rate and the Auction Period shall be a seven-day Auction Period.

                  (g) If the Bonds are not rated or if the Bonds are no longer maintained in book-entry-only form by the Securities Depository then the Auction Mode Rate shall be the Maximum Rate.

Section 2.05.     Allocation of Bonds.

(a) In the event of Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

(ii) the Submitted Sell Order of each Existing Owner shall be accepted, and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

(iii) the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

(iv) the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

(v) the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds outstanding which are not the subject of Submitted Hold Orders described in sub-paragraph (i) of this paragraph (a) or of Submitted Bids described in sub-paragraphs (iii) and (iv) of this paragraph (a) by (B) a fraction the numerator of which shall be the principal amount of Bonds outstanding held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Bonds outstanding subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;

(vi) the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds outstanding which are not the subject of Submitted Hold Orders described in sub-paragraph (i) of this paragraph (a) or of Submitted Bids described in sub-paragraphs (iii), (iv) or (v) of this paragraph
         (a) by (B) a fraction the numerator of which shall be the principal amount of Bonds outstanding subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of Bonds outstanding subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

         (b) In the event there are not Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

(ii) the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

(iii) the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Auction Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

(iv) the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Auction Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (iii) of this subsection (b) by
         (B) a fraction the numerator of which shall be the principal amount of Bonds outstanding held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of Bonds outstanding subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and

(v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Auction Rate shall be rejected.

(c) If, as a result of the procedures described in subsection (a) or (b) of this Section 2.05, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of Bonds which is not an integral multiple of $1,000 on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of $1,000, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Bonds on such Auction Date.

(d)      If, as a result of the procedures described in subsection (a) of this
         Section 2.05, any Potential Owner would be required to purchase less than $1,000 in principal amount of Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate Bonds for purchase among Potential Owners so that the principal amount of Bonds purchased on such Auction Date by any Potential Owner shall be an integral multiple of $1,000, even if such allocation results in one or more of such Potential Owners not purchasing Bonds on such Auction Date.

Section 2.06.     Notice of Auction Rate.

         (a) On each Auction Date, the Auction Agent shall notify by telephone or other electronic means or in writing each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Owner or Potential Owner of the following:

(i) the Auction Mode Rate determined on such Auction Date for the succeeding Auction Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

(iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Bonds, if any, to be sold by such Existing Owner;

(iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Bonds, if any, to be purchased by such Potential Owner;

(v) if the aggregate principal amount of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker-Dealer) and the principal amount of Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and

(vi)     the immediately succeeding Auction Date.

(b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

                  (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Mode Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date;

                  (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and

                  (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.

Section 2.07.     Reference Rate.

         (a) The Reference Rate on any Auction Date with respect to Bonds in any Auction Period of less than 180 days shall be the greater of Auction LIBOR or the Thirty-Day "AA" Composite Commercial Paper Rate (non-financial) on such date. The Reference Rate with respect to Bonds in any Auction Period of 180 days or more shall be the greater of Auction LIBOR or the rate on Treasury securities having a maturity which most closely approximates the length of the Auction Period, as last published in The Wall Street Journal. If either rate is unavailable, the Reference Rate shall be an index or rate agreed to by all Broker-Dealers and consented to by the Company.

         "Thirty-Day `AA' Composite Commercial Paper Rate" (non-financial) on any date of determination, means the interest equivalent of the Thirty-Day rate on commercial paper placed on behalf of non financial issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by Lehman Commercial Paper Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors which are commercial paper dealers (the "Commercial Paper Dealers"), to the Auction Agent before the close of business on the Business Day immediately preceding such date of determination.

         For purposes of the definitions of Thirty-Day "AA" Composite Commercial Paper Rate, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security. If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the Thirty-Day "AA" Composite Commercial Paper Rate, the Thirty-Day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any substitute commercial paper dealer not included within the definition of Commercial Paper Dealer above, which may be CS First Boston Corporation or Morgan Stanley Dean Witter or their respective affiliates or successors which are commercial paper dealers (a "Substitute Commercial Paper Dealer") selected by the Auction Agent (who shall be under no liability for such selection) to provide such commercial paper rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Auction Agent does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

(b) If for any reason on any Auction Date the Reference Rate shall not be determined as hereinabove provided in this Section, the Reference Rate shall be the Reference Rate for the Auction Period ending on such Auction Date.

(c) The determination of the Reference Rate as provided herein shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Remarketing Agent, the Broker-Dealers, the Auction Agent and the Owners and Beneficial Owners of the Bonds.

Section 2.08.     Miscellaneous Provisions Regarding Auctions.

(a) In this Exhibit B, each reference to the purchase, sale or holding of Bonds shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.

(b) During an Auction Rate Period, the provisions of the Indenture and the definitions contained therein and described in this Exhibit B, including without limitation the definitions of All Hold Rate, Default Rate, Interest Payment Date, Maximum Auction Rate, Reference Rate, Applicable Percentage and Auction Mode Rate, may be amended pursuant to the Indenture by obtaining the consent of
(i) the owners of all Bonds bearing interest at a Auction Mode Rate, and (ii) the Insurer, as follows. If, on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the Bonds as required by the Indenture,
(i) the Auction Mode Rate which is determined on such date is the Winning Bid Rate and (ii) there is delivered to the Company and the Trustee an Opinion of Tax Counsel to the effect that such amendment shall not adversely affect the validity of the Bonds or any exemption from federal income tax to which the interest on the Bonds would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the owners of all affected Bonds affected by such amendment.

(c) During an Auction Rate Period, so long as the ownership of the Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Existing Owner of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 2.08 if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

Section 2.09.     Changes in Auction Period or Auction Date.

(a)      Changes in Auction Period.
         -------------------------

(i) During any Auction Rate Period, the Company, may, from time to time on any Interest Payment Date, change the length of the Auction Period with respect to all of the Bonds in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Bonds. Any such change in the Auction Period shall be deemed to be a change in Determination Method. The Company shall initiate the change in the length of the Auction Period by giving a Conversion Notice pursuant to
         Section 2.02(b)(1) of the Indenture.

(ii) The change in the length of the Auction Period shall not be effective unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and the Auction immediately preceding the proposed change.

(iii)    The change in length of the Auction Period shall take effect only if
         (i) Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period, and (ii) on the proposed effective date, the Company provides the Trustee with a Favorable Opinion of Tax Counsel as to such change in the Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds except to the extent such Existing Owner submits an Order with respect to such Bonds. If the conditions referred to in the first sentence of this sub-paragraph (iii) are not met, the Trustee shall notify the Auction Agent and then the Auction Mode Rate for the next Auction Period shall be the Maximum Auction Rate, and the Auction Period shall be a seven-day Auction Period.

(iv) On the conversion date of the Bonds selected for conversion from one Auction Period to another, any Bonds which are not the subject of a specific Hold Order or Bid will be deemed to be subject to a Sell Order.


(b) Changes in Auction Date. During any Auction Rate Period, the Auction Agent, with the written consent of the Company, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Bonds. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Issuer, the Insurer, the Company, the Broker-Dealers, the Remarketing Agent, and the Securities Depository.

ARTICLE III

                                  Auction Agent

Section 3.01.     Auction Agent.

         (a) The Auction Agent shall be appointed by the Company with the consent of the Insurer to perform the functions specified herein. The Auction Agent shall be appointed in sufficient time to perform its functions under the Auction Procedures with respect to the initial Auction Period. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Company, the Trustee, the Issuer and each Broker-Dealer which shall set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Issuer, the Company and the Trustee.

(b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in Bonds with the same rights as if such entity were not the Auction Agent.

Section 3.02. Qualifications of Auction Agent; Resignation; Removal. The Auction Agent shall be (a) a bank or trust company organized under the laws of the United States or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all the duties and obligations imposed upon it by this Indenture and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 90 days notice to the Company, the Issuer, the Insurer and the Trustee. The Auction Agent may be removed at any time by the Company with the consent of the Insurer by written notice, delivered to the Auction Agent, the Issuer, the Insurer and the Trustee. Upon any such resignation or removal, the Company with the consent of the Insurer shall appoint a successor Auction Agent meeting the requirements of this section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties hereunder until its successor has been appointed by the Company. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving forty-five (45) days notice to the Company, the Issuer, the Insurer and the Trustee even if a successor Auction Agent has not been appointed.